     As filed with the Securities and Exchange Commission on July 17, 1998.

                                                      Registration No. 333-53457
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            -------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                       SENSORMATIC ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                       34-1024665
       (State or other jurisdiction                          (I.R.S. Employer
           of incorporation or                             Identification No.)
              organization)

                            -------------------------
                                 951 YAMATO ROAD
                         BOCA RATON, FLORIDA 33431-0700
                                 (561) 989-7000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                            -------------------------

                                GARRETT E. PIERCE
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       SENSORMATIC ELECTRONICS CORPORATION
                                 951 YAMATO ROAD
                         BOCA RATON, FLORIDA 33431-0700
                                 (561) 989-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             JEROME M. LEWINE, ESQ.
                                CHRISTY & VIENER
                                620 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020

                            -------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            -------------------------

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                     Amount                                                      Amount of
   Title of Securities to be          to be                                                     Registration
          Registered               Registered         Price Per Share       Aggregate Price         Fee
------------------------------------------------------------------------------------------------------------
Depositary Shares each
representing a one-tenth            6,900,000           $23.8125(1)          $164,306,250         $48,470.34
interest in a share of 6 1/2%
Convertible Preferred Stock
(liquidation preference
equivalent to $25.00 per
Depositary Share)
------------------------------------------------------------------------------------------------------------
6 1/2% Convertible Preferred
Stock, liquidation
preference $250.00 per                690,000               N.A.                 N.A.                 (2)
share, par value $0.01 per
share
------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share, issuable
upon conversion of the              8,837,090(3)            N.A.                 N.A.                 (2)
Depositary Shares and 6 1/2%
Convertible Preferred Stock
------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share, issuable as            (4)                 (4)              $ 22,425,000(4)      $ 6,615.38
dividends on the 6 1/2%
Convertible Preferred Stock
------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share, issuable as
liquidated damages on the 6 1/2         (5)                 (5)              $    862,500(5)      $   254.43
Convertible Preferred Stock
------------------------------------------------------------------------------------------------------------
                                                                                   Total:         $55,340.15
============================================================================================================

(1) Average of the bid and asked prices on May 21, 1998, pursuant to Rule 457(c) under the Securities Act.

(2) Pursuant to Rule 457(i) under the Securities Act, a registration fee is not required in connection with the registration of the 6 1/2% Convertible Preferred Stock or the Common Stock issuable upon conversion of the Depository Shares or shares of the 6 1/2% Convertible Preferred Stock.

(3) Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional shares of Common Stock are registered hereunder which may be issued in the event that applicable antidilution provisions with respect to conversion of the Depositary Shares and 6 1/2% Convertible Preferred Stock become operative.

(4) Pursuant to Rule 457(o) under the Securities Act, the registration fee is based upon the maximum offering price of shares of Common Stock that may be issued by the Registrant from time to time in lieu of or in combination with cash as dividends on the 6 1/2% Convertible Preferred Stock, equal to total cash dividends that will accrue on the 6 1/2% Convertible Preferred Stock through April 3, 2000.

(5) Pursuant to Rule 457(o) under the Securities Act, the registration fee is based upon the maximum offering price of shares of Common Stock that may be issued by the Registrant from time to time as payment of accrued liquidated damages relating to the 6 1/2% Convertible Preferred Stock pursuant to the Registration Rights Agreement dated as of April 13, 1998 between the Registrant and the initial purchasers of the Depositary Shares, equal to such liquidated damages that would accrue during any two year period that this Registration Statement is not effective.

                          -----------------------------



              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED JULY 17, 1998


PRELIMINARY PROSPECTUS

                       SENSORMATIC ELECTRONICS CORPORATION

                           6,900,000 DEPOSITARY SHARES
              EACH REPRESENTING A ONE-TENTH INTEREST IN A SHARE OF
                        6 1/2% CONVERTIBLE PREFERRED STOCK
       (LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)

                  690,000 SHARES OF 6 1/2% CONVERTIBLE PREFERRED
              STOCK (LIQUIDATION PREFERENCE $250.00 PER SHARE, PAR
                             VALUE $0.01 PER SHARE)

                        8,837,090 SHARES OF COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)
                ISSUABLE UPON CONVERSION OF THE DEPOSITARY SHARES
                       AND 6 1/2% CONVERTIBLE PREFERRED STOCK


                             SHARES OF COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)
             ISSUED OR ISSUABLE AS DIVIDENDS ON THE 6 1/2% CONVERTIBLE
          PREFERRED STOCK OR IN PAYMENT OF LIQUIDATED DAMAGES, IF ANY,
                     UNDER THE REGISTRATION RIGHTS AGREEMENT

      This Prospectus is being used in connection with the offering from time to time by certain holders (the "Selling Securityholders") of (1) depositary shares (the "Depositary Shares") each representing a one-tenth interest in a share of 6 1/2% Convertible Preferred Stock (the "Preferred Stock"), liquidation preference $250.00 per share (equivalent to $25.00 per Depositary Share; the "Liquidation Preference"), par value $0.01 per share, of Sensormatic Electronics Corporation (the "Company" or "Sensormatic"), (2) the shares of Preferred Stock,
(3) the shares (the "Common Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock") issuable upon conversion of the Preferred Stock and/or the Depositary Shares, and (4) 189,425 Dividend Shares (as hereinafter defined) issued by the Company on July 1, 1998 in payment of the dividend due on the Preferred Stock. This Prospectus is also being used in connection with the issuance by the Company of shares of Common Stock issuable by the Company to the Selling Securityholders from time to time through April 3, 2000 in lieu of or in combination with cash as dividends on the Preferred Stock (the "Dividend Shares"), and shares of Common Stock that may be issued by the Company to the Selling Securityholders pursuant to the Registration Rights Agreement dated April 13, 1998 between the Company and the Initial Purchasers (as defined below) in payment of up to $862,500 in liquidated damages, if any, as provided therein ("Liquidated Damages"; such shares being sometimes referred to herein as "Liquidated Damages Shares") (the Depositary Shares, Preferred Stock and Common Shares, together with the Dividend Shares and Liquidated Damages Shares, are sometimes collectively referred to herein as the "Securities"). See "Description of Preferred Stock -- Dividends" and "-- Registration Rights; Liquidated Damages." 6,000,000 Depositary Shares were originally issued by the Company in a private placement on April 13, 1998 (the "First Closing") and purchased by Bear, Stearns & Co. Inc., Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc. (the "Initial Purchasers") pursuant to a purchase agreement dated as of April 6, 1998 (the "Purchase Agreement") between the Company and the Initial Purchasers. Subsequently, the Initial Purchasers exercised the over-allotment option in connection therewith on April 17, 1998 with respect to an additional 900,000 Depositary Shares. The issuance and sale of the Depositary Shares pursuant to the First Closing and the over-allotment exercise are collectively referred to herein as the "April 13, 1998 Offering." The Initial Purchasers, in turn, resold the Depositary Shares in private sales pursuant to exemptions from registration under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").


                                                        (continued on next page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4.


                       ----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                      ------------------------------------

     No person has been authorized to give any information or to make any representations not in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the shares of Preferred Stock (and related Depositary Shares) and Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares of Preferred Stock (and related Depositary Shares) or Common Stock to anyone or by anyone in any jurisdiction where, or to any person to whom, it would be unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been a change in the information set forth in this Prospectus or in the affairs of the Company since the date hereof.


                 THE DATE OF THIS PROSPECTUS IS JULY ____, 1998.

      Holders of Depositary Shares are entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). Dividends on the Preferred Stock accrue at a rate per annum equal to 6 1/2% of the Liquidation Preference per share of Preferred Stock and are payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 1998. Dividends are payable in cash or, at the option of the Company, in shares of Common Stock of the Company or a combination thereof. Certain of the Company's financial agreements currently prohibit the payment of cash dividends, and it is unlikely that the Company would be able to pay cash dividends through its fiscal year ending June 30, 1999. Accordingly, the Company intends initially to pay dividends on the Preferred Stock in shares of Common Stock of the Company. See "Risk Factors -- Restrictions on the Company's Ability to Pay Cash Dividends" and "Description of Certain Indebtedness".

      The Preferred Stock (and the related Depositary Shares) became eligible for conversion, subject to prior redemption, after July 13, 1998, at the option of the holder thereof, into Common Stock at a conversion price of $19.52 per share (equivalent to 1.2807 shares of Common Stock per Depositary Share), subject to certain adjustments.

         The Preferred Stock (and related Depositary Shares) will be redeemable for cash on or after April 4, 2001, at the option of the Company, in whole or from time to time in part, at the redemption prices set forth herein, together with all accumulated and unpaid dividends (including an amount in cash or shares of Common Stock equal to a prorated dividend for the period from the dividend payment immediately prior to the redemption date to the redemption date) and Liquidated Damages, if any, to the redemption date. See "Description of Preferred Stock" and "Description of Depositary Shares."

         The Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all Junior Securities (as defined herein), including all Common Stock of the Company; (ii) subject to certain conditions, on a parity with any Parity Securities (as defined herein); and (iii) subject to certain conditions, junior to each class of Senior Securities (as defined herein). Currently, there are no outstanding Senior Securities or Parity Securities, and the Common Stock of the Company is the only outstanding Junior Security. In addition, the Preferred Stock ranks junior in right of payment to all indebtedness and other obligations of the Company. As of May 31, 1998, the amount of such indebtedness was $545.5 million in the aggregate and the amount of the trade payables and accrued liabilities of the Company was $376.9 million in the aggregate.


         The Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Securities through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent. The Selling Securityholders and any such brokers, dealers or agents who participate in the distribution of the Securities may be deemed to be "underwriters", and any profits on the sale of the Securities by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Securityholders may be deemed to be underwriters, the Selling Securityholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Plan of Distribution." The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other such person. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

         The Company will not receive any proceeds from the sale of the Securities or the issuance of the Dividend Shares or the Liquidated Damages Shares offered hereby. The Company has agreed to pay substantially all of the expenses incidental to the registration, offering and sale by the Selling Securityholders of the Securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "SRM". On July 16, 1998, the last reported sale price of the Common Stock on the NYSE was $ 13 11/16 per share.


         The Company has not applied and does not intend to apply for the listing of the Depositary Shares or the Preferred Stock on any securities exchange or for quotation through the Nasdaq National Market. The Preferred Stock (and the related Depositary Shares) are expected to be eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading Through Automatic Linkages ("PORTAL") Market.

         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters discussed under the captions "Risk Factors", "Business" and elsewhere in this Prospectus and in documents incorporated by reference herein (see "Incorporation of Certain Documents by Reference") may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be indicated by phrases such as "believes", "anticipates", "expects", "intends", "foresees", "projects", "forecasts" or words of similar meaning or import. Such statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed in this Prospectus or in such documents incorporated by reference ("Cautionary Statements"), including, without limitation, those statements made in conjunction with the forward-looking statements included under "Risk Factors", "Business", and otherwise herein. Readers are cautioned that the forward-looking statements set forth or incorporated by reference herein are only made as of the date hereof (or, in the case of forward-looking statements contained in documents incorporated by reference herein, as of the date thereof), and the Company expressly disclaims any undertaking or obligation to release publicly any revisions of these forward-looking statements to reflect events or circumstances after the respective dates of such statements or to reflect unanticipated events or developments. All written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. Materials may also be obtained from the Commission's web site at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the securities offered by this Prospectus. For further information about the Company and the securities offered hereby reference is made to the Registration Statement and to the exhibits as a part thereof. Statements contained in this Prospectus as to the contents of any document filed as an exhibit are not necessarily complete and, in each instance, are qualified by reference to the copy of such exhibit to the Registration Statement.

         The Company has agreed that, for so long as the Securities constitute "restricted securities" within the meaning of the Securities Act, the Company will furnish, upon request of any holder of such "restricted securities", to any holder or beneficial owner of such securities in connection with any sale thereof and to any prospective purchaser thereof, the information required by Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A under the Securities Act.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all information incorporated by reference herein of the Company's public reports (other than exhibits not specifically incorporated by reference into the text of such documents). Requests should be directed to Walter A. Engdahl, Secretary, Sensormatic Electronics Corporation, 951 Yamato Road, Boca Raton, Florida 33431-0700. The Company's telephone number is (561) 989-7000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998, respectively, and its Current Report on Form 8-K filed April 2, 1998, under the Exchange Act have been filed with the Commission (File Number 1-10739) and are incorporated by reference into this Prospectus. The description of the Company's Common Stock set forth in the Company's amended Registration Statement on Form 8-A, dated May 14, 1991, filed under the Exchange Act, is also incorporated herein by reference.

         All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Sensormatic Electronics Corporation ("Sensormatic" or the "Company") is the leading designer, manufacturer and marketer of electronic security, sensing and tracking systems in the world. Sensormatic has a leading market share in its three major market segments: electronic article surveillance ("EAS") systems, closed circuit television ("CCTV") and video systems, and access control and intelligent tagging and tracking ("ITT") systems. The Company's EAS products include reusable hard tags and disposable labels as well as detection and deactivation systems. Sensormatic's CCTV products include various types of microprocessor-controlled cameras and monitoring systems. The Company's access control and ITT systems provide intelligent tagging, tracking and access systems to monitor the movements of people and/or assets.


         Sensormatic's installed base of customers -- i.e., customers at which Sensormatic products are installed -- includes 96 of the top 100 retailers in the world, as well as more than half of the Fortune 500 companies. The Company operates directly and through dealers and distributors in more than 80 countries and has the largest sales and service network in the industry, with more than 1,700 internal personnel directly serving retail customers and more than 600 independent dealers and distributors serving commercial/industrial customers.


         Sensormatic is a Delaware corporation organized in 1968 to succeed its predecessor, an Ohio corporation founded in 1966. Sensormatic's principal executive offices are located at 951 Yamato Road, Boca Raton, Florida 33431-0700, and its telephone number is (561) 989-7000.

         For purposes of this Prospectus, the terms "Sensormatic" and "Company" refer to Sensormatic Electronics Corporation and its subsidiaries, except as otherwise stated or indicated by the context.

                         SUMMARY OF TERMS OF SECURITIES


April 13, 1998 Offering...    Pursuant to the April 13, 1998 Offering, 6,900,000
                              Depositary Shares were issued, each representing a
                              one-tenth interest in a share of Preferred Stock
                              and entitling the holder to that portion of all
                              the rights, preferences and percentages of the
                              fraction of a share of Preferred Stock (including
                              dividend, voting, conversion and liquidation
                              rights and preferences) represented thereby. The
                              aggregate gross proceeds of the April 13, 1998
                              Offering were $172,500,000, and the net proceeds
                              thereof, after deduction of discounts and
                              commissions of $0.75 per Depositary Share and
                              estimated expenses of $650,000, were approximately
                              $166,675,000. Such proceeds were used to repay
                              borrowings under the Company's revolving credit
                              facility, to fund the remaining balance due under
                              the settlement of the shareholder class action and
                              for working capital and general corporate
                              purposes. On April 13, 1998, the last reported
                              sale price of the Common Stock on the NYSE was
                              $15.8125


Dividends.................    Cumulative dividends on the Preferred Stock (and
                              the related Depositary Shares) will accrue from April 13, 1998 at a rate per annum equal to 6 1/2% of the liquidation preference per Depositary Share and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 1998. Dividends will be payable in cash or, at the option of the Company, in shares of Common Stock (valued at 95% of the Average Stock Price (as defined herein)), or a combination thereof. Certain of the Company's financial agreements currently prohibit the payment of cash dividends, and it is unlikely that the Company would be able to pay cash dividends through its fiscal year ending June 30, 1999.
                              Accordingly, the Company intends initially to pay dividends on the Preferred Stock in shares of Common Stock of the Company. See "Risk Factors --
                              Restrictions on the Company's Ability to Pay Cash
                              Dividends" and "Description of Certain
                              Indebtedness".

Ranking...................    The Preferred Stock, with respect to dividend
                              distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior
                              Securities"). Currently, there are no outstanding
                              Senior Securities or Parity Securities, and the
                              Common Stock is the only outstanding Junior
                              Security. The Preferred Stock is subject to the issuance of series of Junior Securities, Parity
                              Securities or Senior Securities, provided that the Company may not issue any new class of Parity
                              Securities or Senior Securities without the approval of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class. In addition, the Preferred Stock ranks junior in right of payment to all indebtedness and other liabilities of the Company. As of May 31, 1998, the amount of such indebtedness was $545.5 million in the aggregate and the amount of the trade payables and accrued liabilities of the Company was $376.9 million in the aggregate.


Conversion................    The Preferred Stock (and the related Depositary
                              Shares) will be convertible, subject to prior redemption, at any time after July 13, 1998, at the option of the holder thereof, into Common
                              Stock at a conversion price of $19.52 per share
                              (equivalent to 1.2807 shares of Common Stock per Depositary Share), subject to adjustment in certain events, including: (i) the payment of dividends (and other distributions) in Common
                              Stock on any class of capital stock of the Company, other than the payment of dividends in Common Stock on the Preferred Stock; (ii) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock at less than the current market price (determined as provided in the Certificate of Designations); (iii) subdivisions, combinations and reclassifications of Common Stock; and (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of any class of capital stock, cash or other assets (including securities, but excluding those dividends, rights, warrants, options and distributions referred to above and dividends and distributions paid in cash out of the retained earnings of the Company, unless the sum of all such cash dividends and distributions made and the amount of cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries, in each case within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the product of the then current market price of the Common Stock times the aggregate number of shares of Common Stock outstanding on the record date for such dividend or distribution).







Redemption................    The Preferred Stock (and the related Depositary
                              Shares) will be redeemable, at the option of the Company, in whole or in part, at any time on or after April 4, 2001, at the redemption prices set forth herein, plus accumulated and unpaid dividends and Liquidated Damages (as defined herein), if any, thereon to the redemption date.

Special Conversion Rights
Upon a Change of Control..    Upon the occurrence of a Change of Control (as
                              defined herein), each holder of shares of Preferred Stock (and the related Depositary
                              Shares) will have the option to convert all, but not less than all, of such holder's shares of Preferred Stock into Common Stock at a conversion rate equal to the liquidation preference per share of Preferred Stock divided by the higher of (i) the Market Value (as defined herein) of the Common
                              Stock at the time of the Change of Control and
                              (ii) $10.67 per share (which is equal to 66 2/3% of the last reported sale price on April 6, 1998, the date of the Offering Memorandum in respect of the April 13, 1998 Offering), as such amount may be adjusted each time that the conversion price is adjusted. See "Description of Preferred Stock --
                              Special Conversion Rights upon a Change of
                              Control".


Voting Rights.............    Holders of the Preferred Stock (and the related
                              Depositary Shares) have no voting rights except as provided by law or, in certain events, as provided in the Certificate of Designations (as defined herein). See "Description of Preferred Stock --
                              Voting Rights".



Registration Rights;
Liquidated Damages........    The Company has agreed to use its reasonable best
                              efforts to keep the registration statement of which this Prospectus forms a part (the "Shelf
                              Registration Statement") effective until the earlier of (i) the date when all Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration
                              Statement, and (ii) such date when the holders of the Securities covered by the Shelf Registration
                              Statement are able to sell all such Securities immediately without restriction pursuant to Rule
                              144(k) under the Securities Act and (iii) the second anniversary of the effectiveness of the Shelf Registration Statement. The Company is permitted to suspend the effectiveness of the Shelf Registration Statement for certain periods under certain circumstances. If the Company fails to maintain the effectiveness of the Shelf
                              Registration Statement for the requisite period
                              (other than for a permitted suspension), the Company will be required to pay to holders of Preferred Stock (and related Depositary Shares), under certain circumstances, Liquidated Damages at an annual rate of $0.625 per $250 Liquidation
                              Preference of Preferred Stock (or $0.0625 per
                              $25.00 liquidation preference of Depositary
                              Shares). Accrued Liquidated Damages will be payable, at the option of the Company, (1) in cash, (2) by delivery of shares of Common Stock, or (3) through any combination of the foregoing.
                              See "Description of Preferred Stock --
                              Registration Rights; Liquidated Damages."



Use of Proceeds...........    The Company will not receive any proceeds from the
                              sale of the Securities by the Selling
                              Securityholders or the issuance of the Dividend
                              Shares or Liquidated Damages Shares by the
                              Company.


Risk Factors..............    For a discussion of certain factors that should be
                              considered by prospective purchasers in evaluating an investment in the Securities offered hereby, see "Risk Factors".

      For additional information regarding the Depositary Shares and the Preferred Stock, see "Description of Depositary Shares" and "Description of Preferred Stock".


                               RECENT DEVELOPMENTS


      In March 1998, the Company entered into an agreement with the Securities and Exchange Commission (the "Commission" or "SEC") resolving the investigation of the Company by the Commission which commenced in 1995. The investigation concerned the Company's books and records and its public filings for fiscal 1995 and prior periods, in particular with respect to revenue recognition practices, including end-of-period shipments. Without admitting or denying any wrongdoing, the Company agreed to an order of the Commission that the Company will not in the future violate Federal securities law provisions, among other things, governing the maintenance of books and records, governing periodic reporting and prohibiting fraud. There were no fines or other penalties imposed upon the Company. In addition, Ronald G. Assaf, the Company's non-executive Chairman of the Board and former Chief Executive Officer, as well as certain other former officers of the Company, without admitting or denying any wrongdoing, individually entered into agreements with the Commission which resolved the matter as it relates to them.



      An agreement in principle has been reached to settle the three derivative actions that were filed against certain directors and former directors of the Company in the Delaware Court of Chancery in September 1995, which actions arose out of alleged statements and omissions regarding, among other things, the Company's financial results and accounting practices that were also generally the subject of the previously pending shareholder action (referred to below). The settlement provides for payment of legal fees in an amount that would not be material. The agreement in principle is subject to final documentation and Court approval.


      The Company had previously entered into a settlement agreement, approved by the Court, with respect to a stockholder class action providing, among other things, for the Company to pay the members of the class and their counsel $53.5 million, together with certain interest thereon. The Company has paid all amounts due under the settlement agreement, in part from the proceeds of the April 13, 1998 Offering.


      The Company has reached an agreement in principle, subject to final documentation, with Federal Insurance Company, the remaining excess directors and officers liability insurance carrier in litigation with the Company and certain of its current and former directors and officers, to resolve coverage claims in connection with the above matters.


      In addition, the complaint filed by Marshall Wolf in November 1996 against the Company and certain members of the Board of Directors in Delaware Court of Chancery, challenging the adequacy of the disclosures in the Company's September 30, 1996 proxy statement, was dismissed by the Court in June 1998.

      Additional information regarding the above litigations and other legal proceedings involving the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998, all of which are incorporated herein by reference.


      Pursuant to the April 13, 1998 Offering, the Company issued an aggregate of 6,900,000 Depositary Shares, each representing a one-tenth interest in a share of Preferred Stock and entitling the holder to that portion of all the rights, preferences and percentages of the fraction of a share of Preferred Stock (including dividend, voting, conversion and liquidation rights and preferences) represented thereby. The aggregate gross proceeds of the April 13, 1998 Offering were $172,500,000.


                                  RISK FACTORS

      Prospective purchasers of the Securities offered hereby should carefully review the information set forth below, in addition to the other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby.

HISTORY OF RECENT LOSSES


      Due to substantial restructuring and special charges, the Company had net losses in fiscal 1996 and fiscal 1997, and for the nine months ended March 31, 1998, of $97.7 million, $21.4 million and $47.5 million, respectively. The Company has been implementing new strategic and operational initiatives intended to significantly reduce manufacturing costs and operating expenses, and increase revenue and operating income. The Company is also seeking to reduce its working capital requirements by improved control of accounts receivable and inventories and by outsourcing certain manufacturing activities. However, the Company's operations generally are subject to economic, financial, competitive, currency, legal and other factors, many of which are beyond its control. In fiscal 1996, the Company recorded restructuring charges of $85.3 million and special charges of $100.7 million. In fiscal 1997, the Company recorded restructuring charges of $26.8 million and special charges of $22.1 million. In the first nine months of fiscal 1998, the Company recorded restructuring charges of $43.0 million. The restructuring charges related to cost reduction programs, as well as provision for the disposal of non-core businesses. The special charges primarily represented increases to accounts receivable and inventory valuation allowances. The Company had operating income and net income in the second and third quarters of fiscal 1998. However, there can be no assurance that the Company's operations will continue to be profitable or that the Company's initiatives referred to above will be successful.


RESTRICTIONS ON THE COMPANY'S ABILITY TO PAY CASH DIVIDENDS


      The Company's ability to pay cash dividends, purchase or redeem shares or make other payments or distributions in respect of its capital stock, including the Preferred Stock (collectively, "Cash Stock Payments"), is restricted by various covenants and conditions contained in certain of its financial agreements. These provisions include a covenant not to make Cash Stock Payments in excess of an amount determined by reference to a percentage of cumulative net income since January 1, 1993 (giving effect to 50% of net income and 100% of any deficit for each fiscal year), plus net cash proceeds from the issuance of Common Stock. Compliance with this covenant is determined annually based on the Company's fiscal year-end financial statements. At June 30, 1997, the Company had a cumulative deficit for purposes of the foregoing covenant of approximately $10.7 million, making it unable to pay cash dividends during fiscal 1998. Since the Company has incurred losses (including restructuring and special charges) of $47.5 million for the first nine months of fiscal 1998, it is unlikely that the Company would be able to pay any cash dividends during fiscal 1999. It is therefore likely that the Company would not be able to pay cash dividends on the Preferred Stock until after the preparation of its audited financial statements for fiscal 1999 at the earliest. Accordingly, the Company intends initially to pay dividends on the Preferred Stock in shares of Common Stock of the Company. Certain of the Company's financial agreements also contain a covenant requiring maintenance of a minimum consolidated net worth. Future agreements of the Company may also restrict the Company's ability to pay cash dividends or make other Cash Stock Payments. See "Description of Certain Indebtedness" and "-- Subordination of the Preferred Stock".

      The Certificate of Designations provides that, if dividends on the Preferred Stock are in arrears and unpaid for six quarterly periods (whether or not consecutive), a Voting Rights Triggering Event (as defined herein) will have occurred, in which event the sole remedy to the holders of the Preferred Stock will be to vote for and elect, as a class, two additional members of the Board of Directors. As the Company intends initially to pay dividends on the Preferred Stock in shares of Common Stock of the Company, it does not anticipate that a Voting Rights Triggering Event will occur as a result of its inability to pay cash dividends. See "Description of Preferred Stock -- Voting Rights".


QUARTERLY PERFORMANCE

      Because sales of the Company's products generate substantial gross margins, results of any quarter can be significantly affected by a shortfall from anticipated sales levels caused by a delay in the timing of one or more large orders or otherwise; as in many businesses, the Company generally receives and ships more than a majority of its orders filled in any quarter in the last month of such quarter. As a result of these factors, the Company's quarterly results may vary from those anticipated.

ACCOUNTS RECEIVABLE


      The Company historically maintains a high level of accounts receivable and sales-type leases outstanding, measured as a percentage of revenues. For fiscal 1997 and the first nine months of fiscal 1998, the amounts of accounts receivable and sales-type leases outstanding at the end of the period, as a percentage of revenues (annualized for the nine months), were 45.9% and 51.7%, respectively. This results, in part, from a key element of the Company's marketing strategy to increase market penetration by providing alternative financing options to its retail customers, including deferred billing and long-term installment sales and lease terms, resulting in extended accounts receivable recovery periods. Additionally, as is common in connection with accounts receivable from retail customers, the Company has experienced a historical pattern of delayed payments by certain retail customers and, accordingly, the Company's levels of receivables past due represent a relatively high percentage of total receivables. At June 30, 1997 and March 31, 1998, gross accounts receivable (excluding the reserve for doubtful accounts) over 30 days past due were 33.8% and 37.4%, respectively, of the related balances. (Note 3 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, and Note C to the Company's unaudited consolidated condensed financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, incorporated by reference in this Prospectus, contain further information relating to the Company's accounts receivable.). The Company incurred substantial charges in fiscal 1996 to increase its valuation allowance for accounts receivable and, in fiscal 1997, the Company increased the valuation allowance for accounts receivable, including receivables financed with third parties, after updating its periodic evaluation of the collectibility of specific individual accounts as well as the review of documentation available to pursue the collection of certain lease receivables. There can be no assurance that future adverse trends in the retail industry or other factors might not materially affect the collectibility of the Company's receivables.


SUBSTANTIAL INDEBTEDNESS

      The Company has, and after giving effect to the April 13, 1998 Offering and the application of the net proceeds therefrom, will continue to have, consolidated indebtedness that is substantial in relation to its stockholders' equity. As of March 31, 1998, after giving pro forma effect to the April 13, 1998 Offering and the application of the net proceeds therefrom, the Company would have had outstanding consolidated indebtedness (including short-term debt and current portions of long-term debt) of approximately $552.9 million and total stockholders' equity of approximately $888.9 million. The degree to which the Company is leveraged could have important consequences to holders of the Preferred Stock, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to payment of the principal and interest on its indebtedness, thereby reducing funds available for other purposes; (ii) the Company's significant degree of leverage could increase its vulnerability to changes in general economic conditions or increase its costs of borrowing; and (iii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired.

COMPETITION

      The electronic security industry continues to be highly competitive. There are many alternatives available to protect people and assets, in addition to the use of EAS, CCTV and access control systems. There are several other companies that market EAS equipment to retail stores directly or through distributors. With respect to CCTV system components and access control systems, there are numerous companies that market directly or through distributors such equipment to both retail and non-retail customers. The Company competes in marketing its systems and products principally on the basis of product performance, multiple technologies, service and price. Price competition has been especially intense in recent years. There can be no assurance that other firms with greater financial and other resources may not enter into direct competition, or expand the scope of their existing competition, with the Company, nor that new technologies will not be developed and introduced into the marketplace, any of which could adversely affect the Company's business. See "Business -- Competition".

PRODUCT DESIGN AND DEVELOPMENT AND MARKET ACCEPTANCE


      The Company devotes substantial efforts and resources to the design and development of new products and enhancement of existing products. However, there can be no assurance that the Company will be able to continue to design and develop new or enhanced products in a timely manner to meet changing customer requirements, to manufacture such products in a commercially viable manner and to gain satisfactory market acceptance of such products. See "Business -- Product Research, Development and Engineering".


YEAR 2000 RISK


      In connection with the implementation of a new enterprise-wide management information system, commenced in 1996, the Company has implemented a Year 2000 program which is expected to ensure that the Company's computer systems and applications will function properly beyond 1999 in all material respects. There can be no assurance, however, that the Company's Year 2000 date conversion program will be successfully completed on a timely basis. The Company has not separately estimated the expenditures expected to address the Year 2000 issue, as such expenditures were originally incorporated in the planned expenditures (estimated at $20 million) for the new management information project prior to the widespread recognition of the Year 2000 issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to adequately address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

CURRENCY RISKS

      The Company uses the U.S. dollar as the reporting currency for financial statement purposes. The Company conducts business in numerous countries around the world through its international subsidiaries which use local currencies to denominate their transactions, and is therefore subject to certain risks associated with fluctuating foreign currencies. Revenues from operations of the Company's international subsidiaries were $503.6 million and $370.5 million in fiscal 1997 and the first nine months of fiscal 1998, respectively, representing approximately 49% and 51%, respectively, of total revenues for those periods. The Company's sales to its international distributors, approximately $31.7 million and $36.2 million, respectively, for the foregoing periods, are invoiced and paid in U.S. dollars. Management has estimated that the net impact of currency fluctuations on the Company's results of operations is largely due to the strengthening of the U.S. dollar in the three fiscal years ended June 30, 1997 and is not considered significant in any of such years. However, fiscal 1998 results have been negatively affected by the currency crisis in Asia Pacific as well as the weakened European currencies.

      The Company monitors its currency exposures but does not hedge its translation exposures due to the high economic costs of such a program and the long-term nature of its investments in its international subsidiaries. Translation exposure is the result of translating local currency financial statements into the Company's reporting currency.

      The Company does have a policy of managing its transaction exposure arising from intercompany product purchase commitments. The policy provides for the use of forward exchange contracts and options to sell the currencies received from international subsidiaries in settlement of intercompany product purchases. Forward contracts and options are subject to the risk of gain or loss from changes in exchange rates, but these gains or losses are effectively offset by losses or gains on the designated hedged commitments.

      Notwithstanding the foregoing, however, there can be no assurance that such currency fluctuations may not materially adversely affect the Company's results of operations or financial condition.

DEPENDENCE UPON MANAGEMENT AND KEY PERSONNEL

      The success of the Company will depend significantly upon its President and Chief Executive Officer, Robert A. Vanourek; its Senior Vice President and Chief Financial Officer, Garrett E. Pierce; and other key employees of the Company. The loss of the services of Messrs. Vanourek, Pierce or other key employees of the Company could have a material adverse effect upon the Company's business and results of operations. In addition, the Company's success will be dependent upon its ability to recruit and retain qualified personnel, including engineering personnel.

GOVERNMENTAL REGULATION

      The sale and use of the Company's products are subject to regulation by governmental authorities having jurisdiction over the sale and use of electronic and communication equipment or health and safety standards. Such systems are in compliance with currently applicable requirements and standards under the regulations of government authorities in the U.S., in countries in which the Company markets such products directly or through its subsidiaries and in many other countries. In particular, electromagnetic field ("EMF") emissions from the Company's EAS systems are within the levels permitted by the current U.S. safety standards applicable to such equipment. Although there can be no assurance that rules or regulations establishing more restrictive standards will not be adopted in the U.S., the Company believes that the EMF levels generated by its EAS systems will remain within any such new safety standards which may be established. In addition, in view of the Company's high level of business activity in the European Union ("EU"), the Company actively participates in the development of evolving technical standards issued by CENELEC (Committee on European Normalization of Electrical Standards) and ETSI (European Telecommunications Standards Institute). As of January 1, 1996 new standards were required to be met to apply the CE Mark to market products in the EU, and the Company certified its products to the CE Mark requirements. Meeting CE Mark requirements includes meeting standards established by CENELEC, ETSI and other standard-setting organizations. Such standard-setting organizations are continually considering the establishment of new standards and reconsidering existing standards, including health and safety standards. There can be no assurance that adverse changes or amendments to existing regulations or standards, or new adverse regulations or standards, will not be adopted, or that all products of the Company subject to regulations or standards will meet the requirements of all such regulations and standards in all countries in which the Company desires its products to be marketed.

      The Food and Drug Administration ("FDA") has been conducting studies into the effects of various devices such as airport metal detectors, store security systems and some cellular telephones on implantable medical devices. The Company is also aware of studies as to whether any hazards are posed to wearers of implantable medical devices by a number of devices, including EAS systems. While the Company believes there to be substantial evidence that no health hazard is posed by the interactions between the Company's EAS systems and such medical devices, and has presented such evidence to the FDA, and offers such evidence to persons conducting such studies, there can be no assurance that one or more of such studies will not result in the publication of an adverse report, the recommendation of precautionary measures and/or the adoption of regulations which could adversely affect the Company. The Company is also aware of attempts by one of its competitors to generate adverse publicity regarding this issue. There can be no assurance that such attempts will not adversely affect the Company. See "Business -- Governmental Regulation".

SUBORDINATION OF THE PREFERRED STOCK


      The Company's obligations with respect to the Preferred Stock are subordinate and junior in right of payment to all present and future indebtedness of the Company and its subsidiaries, including the Company's Senior Notes (as defined herein) and the Revolving Credit Facility (as defined herein) and to all subsequent series of preferred stock of the Company which by their respective terms rank senior to the Preferred Stock. As of May 31, 1998, the Company had an aggregate outstanding principal amount of $135,000,000 of 8.21% Senior Notes due January 30, 2003, issued pursuant to a Note Agreement dated as of January 15, 1993 (as amended, the "1993 Note Agreement"). The Company also had an aggregate outstanding principal amount of $230,000,000 of 7.74% Senior Notes due March 29, 2006, an aggregate outstanding principal amount of $50,000,000 of 7.11% Senior Notes due March 29, 2001, and an aggregate outstanding principal amount of $70,000,000 of 6.99% Senior Notes due March 29, 2000, all of which were issued pursuant to a Note Agreement dated as of March 29, 1996 (as amended, the "1996 Note Agreement"). The Senior Notes are unsecured obligations of the Company ranking pari passu with all of its other unsecured, unsubordinated indebtedness.

      The Company is a party to a $250,000,000 Amended and Restated Multicurrency Revolving Credit Agreement dated as of March 18, 1997 (as amended, the "Revolving Credit Facility") with a syndicate of financial institutions led by BankBoston, N.A., as Agent, and NationsBank, N.A., as Syndication Agent. Pursuant to the Revolving Credit Facility, the Company and certain subsidiaries are permitted to borrow loans in U.S. dollars or in certain other currencies, and/or may cause certain financial institutions to issue letters of credit for the account of the Company or such subsidiary borrowers. The Company is obligated for its own extensions of credit and also has guaranteed all credits extended to the subsidiary borrowers. As of May 31, 1998, there were no amounts outstanding under the Revolving Credit Facility. The Revolving Credit Facility terminates on December 10, 1999. The credits extended under the Revolving Credit Facility are unsecured obligations of the Company and the subsidiary borrowers, ranking pari passu with all of their other unsecured, unsubordinated indebtedness (including, without limitation, the Senior Notes). See "Description of Certain Indebtedness" and "Description of Preferred Stock".


      In addition to the dividend restrictions set forth in the agreements governing the Senior Notes and the Revolving Credit Facility, no cash dividend payments may be made with respect to the Preferred Stock if (i) the obligations with respect to the Senior Notes or the Revolving Credit Facility are not paid when due or (ii) any other event of default has occurred under the agreements governing the Senior Notes and the Revolving Credit Facility and certain other of the Company's financial agreements, and is continuing or would occur as a consequence of such payment. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Preferred Stock only after all Senior Securities (as defined herein) and all indebtedness of the Company have been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Preferred Stock then outstanding. See "Description of Preferred Stock -- Ranking" and "Description of Certain Indebtedness".

ABSENCE OF A PUBLIC MARKET FOR THE DEPOSITARY SHARES

      The Depositary Shares and Preferred Stock are new issues of securities for which there is currently no public market. The Company does not intend to apply for listing of the Depositary Shares or the Preferred Stock on any securities exchange or on the Nasdaq National Market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Depositary Shares, they are not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Depositary Shares. If a market for the Depositary Shares were to develop, the Depositary Shares may trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for securities such as the Depositary Shares has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Depositary Shares. There can be no assurance that, if a market for the Depositary Shares were to develop, such a market would not be subject to similar disruptions. The Company does not expect a market for the Preferred Stock to develop.

FORWARD-LOOKING STATEMENTS

      The statements contained in this Prospectus (including in documents incorporated by reference herein) that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "estimates", "projects", "targets", "anticipates", "expects", "intends", "believes", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's market opportunity presented by source tagging, the anticipation of increased sales of its products and statements regarding development of the Company's businesses, the estimate of market sizes and addressable markets for the Company's services and products, and other statements contained in this Prospectus or in documents incorporated by reference herein regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved and actual events or results may differ materially as a result of risks and uncertainties facing the Company or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its products and services to current and new customers and to develop and provide innovative and cost-effective products and solutions, as well as risks from changes in international operations, exchange rate risks, market conditions for the Company's products, competition, and changes in the economic climate, any of which could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus or as the date of such documents incorporated by reference, as the case may be. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Securities by the Selling Securityholders or the issuance of the Dividend Shares or Liquidated Damages Shares by the Company.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following statement of operations and balance sheet data set forth below have been derived from the audited Consolidated Financial Statements of the Company for each of the respective fiscal years indicated. The Consolidated Financial Statements as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and the report of Ernst & Young LLP thereon, are included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File Number 1-10739), incorporated herein by reference. The selected historical financial information presented below as of March 31, 1998 and for the periods in the nine months ended March 31, 1998 and March 31, 1997, is derived from the unaudited condensed consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File Number 1-10739), incorporated herein by reference, which in the opinion of Sensormatic management includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. This selected historical financial information should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated herein by reference. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of results that can be expected for the full year.

                                                                                                          NINE MONTHS ENDED
                                                                  YEARS ENDED JUNE 30,                         MARCH 31,
                                              ---------------------------------------------------------  -------------------
                                               1993(1)     1994(1)   1995(1)(2)   1996(1)(3)   1997(3)    1997      1998(3)
                                              --------  ----------- ----------- ------------ ----------  -------    --------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND OTHER DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues ...........................    $  487.3   $  656.0   $  889.1    $   994.6    $ 1,025.7    $ 752.7    $ 726.1
Operating costs and expenses:
  Cost of sales ..........................       231.8      311.8      437.3        560.2        539.4      388.8      381.2
  Depreciation on revenue
    equipment ............................        15.4       15.0       16.3         20.3         20.8       15.5       14.1
  Selling, general and
    administrative .......................       148.4      196.2      300.3        418.5        392.6      273.1      241.8
  Restructuring charges ..................          --         --         --         85.3         26.8         --       43.0
  Research, development and
    engineering ..........................        13.7       18.0       22.7         27.7         24.5       17.5       20.0
  Amortization of intangibles ............         7.0       10.2       14.6         17.1         19.5       14.6       16.0
                                              --------   --------   --------    ---------    ---------    -------    -------
      Total operating costs and
        expenses .........................       416.3      551.2      791.2      1,129.1      1,023.6      709.5      716.1
                                              --------   --------   --------    ---------    ---------    -------    -------
Operating income (loss) ..................        71.0      104.8       97.9       (134.5)         2.1       43.2       10.0
Other (expenses) income:
  Interest income ........................        17.1       14.3       17.2         16.9         16.2       12.7       10.6
  Interest expense .......................       (18.7)     (22.7)     (29.0)       (38.4)       (47.9)     (35.7)     (38.3)
  Litigation recoveries
      (settlement), net ..................          --         --         --           --           --         --      (45.7)
  Other, net .............................         2.6       (0.4)       2.9         (3.9)        (0.7)      (0.7)      (4.9)
                                              --------   --------   --------    ---------    ---------    -------    -------
      Total other (expenses)
        income ...........................         1.0       (8.8)      (8.9)       (25.4)       (32.4)     (23.7)     (78.3)
Income (loss) from continuing
  operations before income taxes .........        72.0       96.0       89.0       (159.9)       (30.3)      19.5      (68.3)
Provision (benefit) for income
  taxes ..................................        17.9       23.9       19.4        (62.2)        (8.9)       5.5      (20.8)
                                              --------   --------   --------    ---------    ---------    -------    -------
Income (loss) from continuing
  operations .............................        54.1       72.1       69.6        (97.7)       (21.4)      14.0      (47.5)
Discontinued operations(4) ...............          --         --        4.1           --           --         --         --
                                              --------   --------   --------    ---------    ---------    -------    -------
Net income (loss) ........................    $   54.1   $   72.1   $   73.7    $   (97.7)   $   (21.4)   $  14.0    $ (47.5)
                                              ========   ========   ========    =========    =========    =======    =======
Basic earnings (loss) per common
  share(5)(6):
  Continuing operations ..................    $   1.00   $   1.20   $   0.98    $   (1.32)   $   (0.29)   $  0.19    $ (0.64)
  Discontinued operations ................          --         --       0.06           --           --         --         --
                                              --------   --------   --------    ---------    ---------    -------    -------
  Net income (loss) ......................    $   1.00   $   1.20   $   1.04    $   (1.32)   $   (0.29)   $  0.19    $ (0.64)
                                              ========   ========   ========    =========    =========    =======    =======
Diluted earnings (loss) per common
  share(5):
  Continuing operations ..................    $   0.93   $   1.13   $   0.96           --           --    $  0.19         --
  Discontinued operations ................          --         --       0.06           --           --         --         --
                                              --------   --------   --------    ---------    ---------    -------    -------
  Net income (loss) ......................    $   0.93   $   1.13   $   1.02           --(7)        --(7) $  0.19         --(7)
                                              ========   ========   ========    =========    =========    =======    =======
Number of shares used in computation
  of Basic earnings (loss) per
  share ..................................        54.2       60.1       70.8         73.6         74.1       73.9       74.2
                                              ========   ========   ========    =========    =========    =======    =======
Number of shares used in computation
  of Diluted earnings (loss) per
  share ..................................        63.6       68.4       72.2           --(7)        --(7)    74.1         --(7)
                                              ========   ========   ========    =========    =========    =======    =======

                                                      JUNE 30,                           MARCH 31,
                                 -------------------------------------------------  -----------------
                                   1993      1994      1995      1996       1997       1997      1998
                                 -------  --------  --------  ---------  ---------  --------- -------
                                                            (IN MILLIONS)
BALANCE SHEET DATA:
Total assets...................  $926.9   $1,155.5  $1,570.9   $1,630.3   $1,643.6   $1,672.9  $1,763.3
Total debt.....................  $194.2   $  219.2  $  326.7   $  516.5   $  523.3   $  559.6  $  611.9
Stockholders' equity...........  $489.8   $  727.7  $  952.7   $  831.7   $  772.9   $  817.8  $  722.3

   ----------

   (1) Certain amounts in prior years have been reclassified to conform to the 1997 presentation.
   (2) In fiscal 1995, the Company acquired Knogo Corporation's operations outside the United States, Puerto Rico and Canada.
   (3) In fiscal 1996 and 1997 and the first nine months of fiscal 1998, the Company recorded restructuring and special charges of $186.0, $48.9 and $43.0, respectively. The restructuring charges pertain to various cost reduction programs, and the special charges primarily represent increases to accounts receivable and inventory valuation allowances. In addition, during the first nine months of fiscal 1998, the Company recorded a $45.7 litigation settlement charge, net of estimated insurance recoveries. A summary of the restructuring, special and litigation settlement charges, net of estimated insurance recoveries, recorded in each fiscal year and for the nine months ended March 31, 1998 and the captions under which the special charges are included in the Statement of Operations Data follows:


                                                                   FISCAL          NINE MONTHS
                                                                 YEAR ENDED           ENDED
                                                                  JUNE 30,          MARCH 31,
                                                                  --------
                                                               1996        1997       1998
                                                             --------    -------     -------
          Restructuring charges..........................     $ 85.3      $ 26.8      $43.0
          Special charges:
            Cost of sales................................       29.1         2.5         --
            Depreciation on revenue equipment............        2.6          --         --
            Selling, general and administrative..........       68.5        19.6         --
            Research, development and engineering........        0.5          --         --
                                                              ------      ------      -----
                    Total special charges................      100.7        22.1         --
                                                              ------      ------      -----
          Litigation settlement (recoveries), net........         --          --       45.7
                                                              ------      ------      -----
          Total pre-tax restructuring, special and
            litigation settlement (recoveries),
            net charges..................................     $186.0      $ 48.9      $88.7
                                                              ======      ======      =====
          Total after-tax restructuring, special and
            litigation settlement (recoveries),
            net charges..................................     $118.2      $ 34.6      $61.6
                                                              ======      ======      =====




   (4) In fiscal 1995, the Company reduced income tax liabilities by $4.1; such amount related to a previously discontinued business and was no longer required.
   (5) The Company's historical earnings per share amounts have been restated to conform to the requirements of Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share", which was effective for periods ending after December 15, 1997. See "Computation of Earnings Per Share".
   (6) Supplemental earnings per share for fiscal 1997 and the nine months ended March 31, 1998, giving effect to the April 13, 1998 Offering and the application of net proceeds to repay outstanding indebtedness, as if the transaction had occurred at the beginning of each such period, has not been presented as the resulting per share amounts are anti-dilutive.
   (7) Not shown as effect is anti-dilutive.

                        COMPUTATION OF EARNINGS PER SHARE

         In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share" effective for periods ending after December 15, 1997. SFAS No. 128 requires a dual presentation, for complex capital structures, of basic and diluted earnings per share ("EPS") on the face of the income statement and requires a reconciliation of basic EPS factors to diluted EPS factors. The Company adopted SFAS No. 128 in December 1997, with no material impact to the Company's EPS calculation or disclosure information. The following table reflects the restated EPS amounts for the last five fiscal years and the required reconciliation of the numerator and denominator used in such calculation for each period.

                                                                                                        NINE MONTHS
                                                                                                           ENDED
                                                           YEARS ENDED JUNE 30,                          MARCH 31,
                                             --------------------------------------------------      -----------------
                                             1993         1994       1995        1996      1997      1997         1998
                                             ----         ----       ----        ----     -----      ----         ----
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
COMPUTATION OF BASIC AND
  DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing ............   $  54.1    $  72.1    $ 69.6    $  (97.7)   $ (21.4)   $  14.0    $ (47.5)
  operations
Discontinued operations ..................        --         --       4.1          --         --         --         --
Add: Interest expense (net of
  tax) on 7% Convertible .................       5.1        4.9        --          --         --         --         --
                                             -------    -------    ------    --------    -------    -------    -------
  Subordinated Debentures
Income (loss) applicable to
  common stockholders ....................   $  59.2    $  77.0    $ 73.7    $  (97.7)   $ (21.4)   $  14.0    $ (47.5)
                                             =======    =======    ======    ========    =======    =======    =======
Weighted average common shares
  outstanding ............................      54.2       60.1      70.8        73.6       74.1       73.9       74.2
Add: Stock options .......................       2.1        1.9       1.4          --(1)      --(1)     0.2         --(1)
      Convertible debt shares ............       7.3        6.4        --          --         --         --         --
                                             -------    -------    ------    --------    -------    -------    -------
      Total number of dilutive
        shares ...........................      63.6       68.4      72.2        73.6       74.1       74.1       74.2
                                             =======    =======    ======    ========    =======    =======    =======
Basic earnings (loss) per share:
      Continuing operations ..............   $  1.00    $  1.20    $ 0.98    $  (1.32)   $ (0.29)   $  0.19    $ (0.64)
      Discontinued operations ............        --         --      0.06          --         --         --         --
                                             -------    -------    ------    --------    -------    -------    -------
      Net income (loss) ..................   $  1.00    $  1.20    $ 1.04    $  (1.32)   $ (0.29)   $  0.19    $ (0.64)
                                             =======    =======    ======    ========    =======    =======    =======
Diluted earnings (loss) per
  share:
      Continuing operations ..............   $  0.93    $  1.13    $ 0.96          --         --    $  0.19         --
      Discontinued operations ............        --         --      0.06          --         --         --         --
                                             -------    -------    ------    --------    -------    -------    -------
      Net income (loss) ..................   $  0.93    $  1.13    $ 1.02          --(1)      --(1) $  0.19         --(1)
                                             =======    =======    ======    ========    =======    =======    =======


    ------------------
    (1)    Amount not shown as the effect is anti-dilutive.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                          Nine Months
                                                     Year Ended June 30,                Ended March 31,
                                       --------------------------------------------     ----------------
                                        1993     1994     1995    1996       1997        1997      1998
                                       ------   ------   ------  ------     -------     -------  -------
Ratio of earnings to fixed charges(1)    4.68    5.07     3.92      --(2)   0.45(2)(3)   1.57     --(2)(3)


(1) For purposes of calculating the ratio of earnings to fixed charges: (i) earnings consist of earnings (loss) before income taxes and fixed charges, excluding capitalized interest, and (ii) fixed charges consist of interest expensed and capitalized, amortization of deferred financing costs and a portion of rent expense under operating leases deemed by the Company to represent an interest factor.
(2) Earnings before fixed charges for fiscal 1996 and the nine months ended March 31, 1998 were insufficient to cover fixed charges by $158.3 and $65.1, respectively. Excluding restructuring, special and net litigation charges, the ratio of earnings to fixed charges for fiscal 1996, fiscal 1997 and the nine months ended March 31, 1998 would have been 1.68, 1.43 and 1.59, respectively.
(3) The pro forma ratio of earnings to combined fixed charges and preferred stock dividends for fiscal 1997 was 0.36 and, for the nine months ended March 31, 1998, earnings before fixed charges were insufficient to cover pro forma fixed charges by $73.5, after giving effect to the April 13, 1998 Offering and the payment of dividends on the Preferred Stock as if such transaction had occurred at the beginning of each such period. Excluding restructuring and net litigation charges, the pro forma ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended March 31, 1998 was 1.32.

                                    BUSINESS

INTRODUCTION

       Sensormatic is the leading designer, manufacturer and marketer of electronic security, sensing and tracking systems in the world. Sensormatic has a leading market share in its three major market segments: EAS systems, CCTV and video systems, and access control and ITT systems. The Company's EAS products include hard tags and disposable labels as well as detection and deactivation systems. Sensormatic's CCTV products include various types of microprocessor-controlled cameras and monitoring systems. The Company's access control and ITT systems provide intelligent tagging, tracking and access systems to monitor the movements of people and/or assets.

      Sensormatic's installed base of customers includes 96 of the top 100 retailers in the world, as well as more than half of the Fortune 500 companies. The Company operates directly and through dealers and distributors in more than 80 countries and has the largest sales and service network in the industry, with more than 1,700 internal personnel directly serving retail customers and more than 600 independent dealers and distributors serving commercial/industrial customers.

STRATEGIC RESTRUCTURING AND OTHER STRATEGIES


       The Company's rapid growth and success in the late 1980's and first half of the 1990's took Sensormatic from $100 million in revenues in fiscal 1987 to more than $1 billion in fiscal 1997. These results were driven by internal growth as well as strategic acquisitions. This rapid growth caused the Company to outgrow its infrastructure and systems. As a result, in 1996 the management team, led by newly recruited senior management personnel, began implementing a long-term strategic restructuring plan to harness the Company's growth, rebuild and improve the infrastructure of the Company and restore stability to the Company's operations. The plan is centered around three main priorities: (i) expense and asset control, (ii) investments in processes and systems and (iii) quality, sustainable growth. The plan included an extensive and systematic review of the Company's operations, cost structure and balance sheet aimed at reducing its operating expenses and manufacturing costs while increasing efficiencies. This review of the Company's global operations focused on operational and organizational structures and systems, facilities utilization, product rationalization, quality improvements, inventory valuation and accounts receivable balances and related collection efforts. In fiscal 1996, as a result of the aforementioned initiatives, the Company recorded restructuring and special charges of approximately $186 million, with an after-tax impact of approximately $118 million. The fiscal 1996 pre-tax restructuring charges were $85.3 million and the related estimated cash outlay was $33.3 million, of which $22.3 million was disbursed as of December 31, 1997. To date, the savings realized as a result of this plan have been partially offset by reinvestment in the Company's business, including costs associated with the addition of approximately 250 employees in strategic growth and key technical areas, the new enterprise-wide management information system and additional consultants, and by increased legal fees relating principally to the pending litigation and government investigations. These savings were also partially reflected as reductions in manufacturing costs which have helped to generally maintain gross profit margins in the face of intense price competition.

       At the end of fiscal 1997, the Company announced additional restructuring actions which include the divestiture of non-core businesses and additional cost-reduction plans, which mainly include staff reductions within its European operations. These recent restructuring actions resulted in total restructuring and special charges of approximately $92 million with an after-tax impact of approximately $65 million recorded in the fourth quarter of fiscal 1997 and the first quarter of fiscal 1998. The Company's U.S. commercial/industrial direct sales and installation business, which was sold in September 1997, constituted the largest non-core business to be divested. The Company elected to exit the commercial/industrial direct sales and installation business due to market conflicts with its indirect sales channels (dealers and distributors). This strategic decision allows the Company to focus on partnering with dealers and distributors to promote products in the commercial/industrial markets and thereby lower its distribution and installation costs while improving customer service. The special charges principally related to the allowances for accounts receivable and receivables financed with third parties. In connection with this restructuring plan, the Company has planned for the reduction in workforce of approximately 1,200 positions, of which 600 relate to the divestiture on non-core businesses and the remaining positions principally represent the termination of administrative personnel. As of December 31, 1997, approximately 650 positions had been eliminated, including the positions associated with the divested business units. The pre-tax restructuring charges related to this restructuring plan, net of expected proceeds from the divestiture on non-core businesses, was estimated to be $30 million. As of December 31, 1997, $4.6 million had been disbursed, offset by $7.5 million of proceeds received from the sale of non-core businesses. Upon completion of these restructuring activities which were commenced in fiscal 1997, the Company expects net annualized savings of approximately $50 million.


       In connection with its restructuring plan, the Company embarked upon a long-term process improvement and total quality management program internally referred to as "Q3". The program's objective is to provide superior value for customers, stockholders and employees, by establishing a culture of "continuous improvement" in all of the Company's business processes. Q3 is a multi-year, enterprise-wide effort in which the Company is reengineering operations in every function and business unit globally. In connection with Q3, the Company initiated the implementation of a new enterprise-wide management information system and an extensive internal training program, both of which are expected to significantly enhance global operational efficiencies and improve customer service.

       The Company is organized into four principal sales organizations: North America Retail, Europe Retail, International Retail (which principally consists of the Asia Pacific, the Middle East and the Latin America regions) and C/I Worldwide. The Company has two major product line management functions: the EAS Division and the ISS Division, which manages CCTV systems and components, and access control and ITT systems. Both product line management divisions service commercial/industrial and retail customers and sales organizations as well as coordinate engineering, manufacturing and quality control for these two major product groups. These divisions are supported by a supply chain management organization with responsibility for purchasing, logistics and manufacturing.

       Additionally, the Company has a Global Source Tagging Division, with responsibility for managing and directing the Company's source tagging initiatives globally. The Global Source Tagging Division is staffed with sales, marketing and technical personnel who work globally with major retailers, manufacturers, packaging companies, licensees, associations and industry consultants to implement and expand the use of source tagging by manufacturers and distributors.

STRATEGIC MERGERS AND ACQUISITIONS

       Over the past several years, the Company has increased its presence in a number of the geographic areas in which it markets its products and has expanded into new geographic areas. Additionally, the Company has expanded its commercial/industrial business through several strategic acquisitions. The Company's strategy to expand internationally also has included the use of distribution arrangements with independent, local businesses in certain countries, and, in some cases, controlling interest ventures with local businesses, Brazil in particular. The Company has also acquired its distributors in certain countries, e.g., recently, in Columbia and Argentina. The Company presently markets its products directly in more than 25 countries throughout North America, Europe and certain Asia/Pacific and South American countries, and, in more than 55 other countries, the Company sells its products to distributors for resale or lease. The Company plans to expand into additional countries in the Middle East, Latin America, Asia, Africa and eastern Europe using distribution or controlling interest venture arrangements.

       Additionally, the Company has over the past several years expanded its commercial/industrial business through several strategic acquisitions, including Software House, Inc. ("Software House"), a designer and marketer of high-end access control systems; Robot Research, Inc. ("Robot Research"), a manufacturer and marketer of sophisticated CCTV display and transmission systems; and American Dynamics, a manufacturer of CCTV components, switchers and controllers. As a result of these acquisitions, the Company acquired additional product lines to complement its previously existing CCTV and access control products, together with well established dealer/distribution sales channels. These acquisitions have enabled the Company to integrate certain product lines thereby improving product compatibility and performance. Software House, Robot Research and American Dynamics are now managed as part of the ISS Division.

PRINCIPAL PRODUCTS AND SYSTEMS

       Sensormatic's products and systems are focused in four general categories:

       - EAS systems and devices, consisting of electronic detection units which work in conjunction with specially designed reusable tags and/or disposable labels and label deactivation units, and benefit denial products. These systems and devices are most commonly used by retailers to help prevent shoplifting and reduce inventory shrinkage.

       - CCTV and video systems, consisting of computer controlled cameras integrated with sophisticated video switching and transmission products which monitor activity throughout an establishment for operational safety and/or theft deterrence and detection purposes.

       - Access control systems, which are software-based products used to monitor, protect and track people and assets. These systems electronically regulate access to facilities.

       - ITT systems, consisting of electronic identification and tracking technologies which work in conjunction with software-based applications to protect equipment and assets, as well as track products throughout the supply chain.

       Consolidated revenues by principal products and systems for the years ended June 30, 1995, 1996 and 1997, and the nine month periods ended March 31, 1997 and 1998, are as follows:

             CONSOLIDATED REVENUES BY PRINCIPAL PRODUCTS AND SYSTEMS

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                    YEARS ENDED JUNE 30,               MARCH 31,
                                                 --------------------------        -----------------
                                                 1995       1996       1997        1997      1998(1)
                                                 ----       ----       ----        ----     -------
                                                                   (IN MILLIONS)
EAS....................................         $511.2     $542.2    $  533.0     $391.3    $ 396.4
CCTV...................................          255.7      297.5       314.6      227.8      218.9
Access Control/ITT.....................           46.1       60.8        60.7       43.6       31.4
                                                ------     ------    --------     ------    -------
          Subtotal.....................          813.0      900.5       908.3      662.7      646.7
Installation, maintenance and other....           76.1       94.1       117.4       90.0       79.4
                                                ------     ------    --------     ------    -------
          Total........................         $889.1     $994.6    $1,025.7     $752.7    $ 726.1
                                                ======     ======    ========     ======    =======

----------

(1) In the first half of fiscal 1998, the Company completed the divestiture of certain non-core businesses with revenues for fiscal 1997 of approximately $89. The revenues of such businesses included in the above table for the nine months ended March 31, 1997 and 1998 were approximately $60.9 and $11.4, respectively.

EAS SYSTEMS

       EAS systems come in many different forms and make use of a number of different technologies. The Company's typical EAS system is comprised of an electronic detection unit, tags and/or labels and a detacher or deactivator. Detection units can be installed directly into floors as pedestals or concealed under floors, mounted on walls or hung from ceilings, and are usually placed in high traffic areas, such as entrances and exits of stores or office buildings, distribution centers and/or checkout lanes. Specially designed and sensitized reusable tags or disposable labels are affixed to or embedded in the merchandise or assets to be protected. When an active tag or label passes through the detection unit, the system sounds an alarm, a light is activated and/or other suitable control devices are set into operation indicating a possible theft in progress. Tags and labels are available in a variety of shapes, sizes and configurations. Tags are easily removed from merchandise using a specially designed detacher, enabling the merchandise or asset to be taken through a controlled zone without incident, and can then be reused. Labels are deactivated by a deactivator positioned at the cash register and are generally disposed of after use. Certain labels can be reactivated with the Company's reactivation devices.

       To satisfy many types of customers on a global basis, the Company offers every EAS technology type available in addition to the Company's proprietary technologies. The following is a description of the principal EAS technologies, as well as the systems and products which incorporate such technologies, offered by the Company.

       Ultra - Max systems utilize a proprietary acousto-magnetic technology which is the most advanced and rapidly growing anti-theft technology in the world. This technology is used in more than 15 different electronic anti-theft systems sold by the Company under various brand names including Pro - Max(R), Floor-Max(R), Euro-Max(TM), Sensor - Max, Mega - Max, MAX Checkout(TM), and Ultra - Post. The versatility of Ultra - Max enables it to protect assets, merchandise, people, property and information for retailers and commercial/industrial businesses. The success of Ultra - Max is attributable to its unique combination of features, which include freedom from false alarms, unobstructed coverage of wide exits, a high "pick rate" or ability to detect labels or tags, ease of deactivation, ability to be reactivated, and ability to work in close proximity to metal. This technology's sophisticated electronic capability and the unique signal from the label or tag virtually eliminate false alarms, a problem often encountered by retailers using other technologies.

       For use in source tagging, the Company markets Ultra - Strip(TM) labels, which are used in conjunction with Ultra - Max systems and have the performance characteristics inherent in the acousto-magnetic technology. Ultra - Strip labels are the smallest EAS labels available with wide exit coverage performance and are offered in a standard and narrow width size. These labels have demonstrated superior pick rates, are compatible with a wide range of packaging materials and product substances, including foil and metal, are unaffected by moisture and are well suited for high-speed manufacturing processes.

       SensorStrip Checkout (the latest generation of AisleKeeper(R)) systems utilize proprietary advanced magnetostrictive technology and standard low frequency electromagnetic technology. These systems are designed to protect high-theft items in supermarkets and hypermarkets around the world as well as bookstores, libraries, health clubs, liquor stores and video stores. The magnetostrictive technology sold by the Company includes SensorStrip Checkout and SensorStrip Checkout Plus (formerly known as AisleKeeper and AisleKeeper II, respectively, in the U.S., and as Checkout Control and Checkout Control II, respectively, in Europe). The SensorStrip Checkout Plus is especially engineered to comply with the Americans with Disabilities Act as well as the European Disabilities Acts. The standard SensorStrip label is a thin micromagnetic wire encapsulated in transparent tape attached to merchandise which is passed around the system during the checkout process or, with certain versions, may be deactivated by a device which can be fitted in the conveyor belt at a checkout station. Like Ultra-Max, Sensormatic's electromagnetic technology supports source tagging programs.

       Microwave systems are anti-shoplifting systems that utilize high radio frequency technology. Microwave systems protect wide exits and are widely used by department stores and soft goods (apparel merchandisers) specialty retailers. These systems are marketed under the names of MicroMax(R), SlimLine(R), and Sensormat(TM) II and offer a variety of features and benefits, such as concealed protection which allows for wide exit, flexible installations which can fit in multiple store configurations, and a variety of lightweight tags and labels. Microwave systems are the most widely used technology with soft good retailers and the large base of Microwave system installations represents the largest potential for upgrade to Ultra-Max.

       Swept-RF or swept radio frequency systems utilize low radio frequency technology and are principally used to cover single door exits. The Company markets this technology under the brand name of System One(R).

       Benefit Denial products are non-electronic anti-theft devices that, when tampered with, can destroy or damage valuable merchandise or otherwise make it unfit for resale or use, thereby reducing the incentive to steal. Benefit denial products can be used alone or in conjunction with other anti-theft systems to provide an incremental level of security for retailers. The Company's Inktag(R) and Microlock(R) products are part of a family of benefit denial products. The Company's Inktag products are fastened to clothing and other soft goods in the retail market. When unauthorized removal of an Inktag product is attempted, the vials of ink inside the unit break and stain the merchandise. The Company's Inktag products are sold primarily to department, specialty, discount and mass merchandise stores. The Microlock product is used to protect items such as eyeglasses and jewelry products by creating physical obstructions to the use of the merchandise until removed. The Microlock product is designed for use primarily in department, specialty, discount, mass merchandise, jewelry, optical and drug stores.

CCTV SYSTEMS

       CCTV video surveillance systems are used by a wide-variety of businesses, industries and government agencies to protect against inventory shrinkage in retail businesses and for the protection and monitoring of personnel and assets in office and manufacturing complexes, hospitals, casinos, nuclear facilities, warehouses, and numerous other facilities. Sensormatic's CCTV systems can be used alone, integrated with other CCTV components or used in combination with EAS, access control and ITT systems. The following is a description of key CCTV products and systems offered by the Company.

       Video cameras can be used indoors and outdoors to monitor, investigate and record events. The Company offers multiple types of cameras which include fixed, pan/tilt/zoom and the more sophisticated SpeedDome(R) cameras. These cameras include digital and high resolution color or monochrome features. SpeedDome cameras have advanced surveillance features which include the ability to deliver high resolution images of stationary or moving objects and focus on objects at a distance in low light conditions, as well as the ability to acquire, zoom and focus on targets in less than one second. SpeedDome cameras may be integrated with other Sensormatic products to create a more comprehensive overall security program.

       Video switchers/controllers are used to switch cameras to view an object in response to an alarm or at an operator's command. The Company markets a full line of video switchers/controllers, ranging from systems which can support up to sixteen cameras to more complex systems which support more than 1,000 cameras. Video switchers/controllers are marketed under various brand names including high-end video switchers/controllers such as the AD2050 (1,024 cameras/128 monitors) and AD 2052 (512 cameras/32 monitors) used in large complex configurations and the more retail oriented family of products consisting of View Manager 8, View Manager 16 and View Manager(R) 96 ("VM96"), which when used with a Touch Tracker(R) keyboard, can control 8, 16, and 96 cameras, respectively. The VM96 is a PC-based switcher/controller which can be programmed to automatically pan, tilt and zoom cameras in response to an alarm or at an operator's command.

       Video multiplexers provide for sophisticated video manipulation of up to 16 video inputs recorded to a single VCR. This technology captures high quality video from multiple cameras, providing for security surveillance of multiple areas within a facility to be viewed on a single video monitor.

       Video transmission systems allow for the capability to remotely view stores, warehouses, and other facilities and are marketed under the SensorLink(TM) PC or HyperScan(R) Ultra brand names. These video transmission systems are PC based and can be operated over standard telephone lines or the ISDN ("Integrated Services Digital Network"), allowing users to view video images and/or control and operate cameras, alarm inputs and relay controls from remote locations. SensorLink PC and HyperScan allow users to view up to sixteen cameras simultaneously.


       Intelligent Digital Video systems search video recordings, and based on parameters set by the user, locate and playback preprogrammed alarm events, light levels changes or special types of motion normally associated with a security breach. Proprietary video tools provide image magnification and enhancement to further improve alarm event analysis and documentation. The Company's intelligent digital video systems are marketed under the brand name Intellex. A new Intellex unit, designed by the Company and introduced in 1997, won the 1997 "Judge's Choice" award of the Security Industry Association, an association of manufacturers and distributors of security systems and services. Candidates for the "Judge's Choice" award are judged on innovation, the value of the problems solved and needs addressed, ease of product installation and implementation, the number of product strengths and benefits and the value of such benefits.


ACCESS CONTROL SYSTEMS

       Access control systems are designed to monitor, control and appropriately authorize passage (pedestrian or vehicular) into and out of designated areas. In a typical access control system application, each individual is issued a badge and inserts or swipes the badge at a door reader to gain access to buildings, rooms and other enclosures. The Company's access control systems offer a variety of features and benefits such as environmental security of people, assets and information, automatic data collection and report generation. Access control systems can be integrated with CCTV, alarm and ITT systems, thus providing for additional security and protection.

       The Company offers a full line of access control systems to address a wide range of customers and their requirements. Systems include the C-CURE(R) 1 Plus Ultra, a high end integrated security system that monitors and controls entrances and exits with a fully embedded photo imaging system; C-CURE 800, a mid-range integrated access control and security management system allowing manual control and viewing from display screens; and EZ 2000 Entry(R), a small facility software application that manages access control and alarm monitoring. These systems range in capacities from two readers accommodating 3,000 cardholders up to 2,048 readers accommodating 250,000 cardholders.

INTELLIGENT TAGGING AND TRACKING SYSTEMS


       ITT systems are new and important initiatives within Sensormatic which utilize "smart" tags that combine the security benefits of conventional EAS tags with the intelligence capabilities of RFID -- i.e., "radio frequency identification" RFID chips provide a miniature database able to store variable data, such as warranty information, time, date, and location of sale or manufacture. ITT systems will combine existing proprietary asset protection and access control applications with

RFID tags and software to create a complete range of sensing and tracking solutions which can be used to protect and track assets in commercial/industrial and retail environments. Asset management, service, warranty, lease information, perpetual inventory management and reverse logistics management are some of the applications to be provided by ITT systems.

       The SenTrac ID(TM) system utilizes RFID tags or transponders attached to or imbedded within employee access badges, vehicles or other objects. When access into restricted areas is attempted, the coded information contained within the transponder is revealed on a computer screen to security personnel and others. The SenTrac ID system can function individually or in an integrated security network. It was this technology, integrated with CCTV and access control biometric hand readers, that was utilized at the 1996 Olympic Games.

SALES REVENUE

       The Company's sales revenues are predominantly generated by direct sales and sales-type leases of new products and systems. Additionally, the Company generates sales revenues by export sales of new products and systems to distributors in foreign countries and through the sale of selected new equipment to dealers and system integrators.

       The Company sells its systems on a current, deferred or installment payment basis. Substantially all deferred payment obligations are payable within one year. Installment contract obligations are payable monthly over terms generally up to five years. Both types of obligations are subject to stated or imputed interest at prevailing market rates and are generally secured by the purchased equipment. The Company's sales-type leases consist of non-cancelable leases of new equipment generally with terms of 60 months or greater. The Company believes that offering its customers flexible terms, including long-term financing, is an advantageous competitive marketing program. For each of the three fiscal years in the period ended June 30, 1997, and for the nine months ended March 31, 1998, no single customer accounted for 10% or more of the Company's consolidated revenues.

       The Company also leases systems under non-cancelable operating leases. Such leases are generally for terms of 36 to 54 months. Additionally, the Company generates revenues from the installation, service and maintenance of its systems.

MARKETS AND MARKETING STRATEGY

Markets

       The Company principally markets its EAS products and systems directly to retailers. In many retail environments, the use of EAS systems has become a standard operating practice because these products and systems have proven to be a cost-effective method of reducing inventory shrinkage. Inventory shrinkage is often the second largest variable operating expense of retailers, after payroll costs, and normally ranges from 1% to 5% of sales. EAS products and systems help improve a retailer's profitability not only by reducing inventory shrinkage, but also by allowing the use of open merchandising which increases product exposure.

       EAS products and systems were first used by soft goods retailers to protect clothing. Due to technological advances, applications for hard goods merchandise (non-apparel merchandise) have become economical and effective. Hard goods and food retailers, such as supermarkets, hypermarkets, home improvement centers, drug, mass merchandise, optical, music, hardware, book, video, and entertainment stores, have increasingly become users of EAS products and systems. The Company believes that it holds a significant market share of this worldwide EAS market. Retailers also make extensive use of CCTV products and systems to enhance security and the safety of their operations as well as access control systems.

       Several of the newer EAS technologies used by retailers are used in commercial/industrial markets to protect assets such as personal computers, facsimile and copy machines, telephones, artwork, limited access files and portable laboratory equipment and tools from loss by unauthorized removal. Other specialized applications include the protection of newborn infants in hospitals and patients in nursing homes and other long-term care facilities.

       Commercial/industrial installations of the Company's CCTV, access control and/or ITT products and systems range from small to medium size businesses to large domestic and international operations and businesses. The Company has historically marketed its CCTV, access control and ITT products and systems both directly to end user customers and indirectly through distributors and dealers to the commercial/industrial markets. As previously discussed, the Company is exiting the commercial/industrial direct sales and service business, and the Company's U.S. commercial/industrial direct sales and installation business was sold in September 1997. This strategic decision allows the Company to focus on partnering with dealers and distributors to promote products in the commercial/industrial markets and thereby lower its distribution and installation costs while improving customer service.

       The Company has a broad range of electronic security products and systems, and the Company's customers in general are increasingly receptive to the Company's ability to design, supply, install and service integrated security systems that combine the technologies of the Company's various products and systems. The Company supplies 96 of the top 100 retailers in the world and more than half of the Fortune 500 companies use its products.

Marketing Strategy

       The Company's principal marketing strategies are as follows:

       Ultra-Max Technology Expansion. The Company has focused its marketing and sales efforts on the promotion of Ultra-Max technology to relatively unpenetrated markets such as food and hard goods retailers. The Company also expects to capitalize on its significant market share among soft goods retailers to transition from older EAS technology to Ultra-Max. The broader utilization of Ultra-Max is expected to provide retailers source tagging opportunities in all merchandise categories.

       Recurring Label Sales. The sale of EAS systems and devices to hard goods retailers has been growing significantly in recent years and the Company believes that there is potential for continued growth. Hard goods merchandise is protected with labels which leave the store with the merchandise, representing a source of recurring revenues to the Company. Labels may be self-adhesive, stick-on labels which are attached to merchandise by the retailer or applied at the point of manufacture or distribution.

       Source Tagging. The Company has formed relationships with manufacturers and a number of its retail customers around the world, from various segments of soft goods and hard goods retailers (including music retailers, drug stores, home improvement centers, supermarkets and discount stores), to enable merchandise to be protected during the manufacturing or packaging process. Source tagging is intended to help retailers increase product sales and profitability through open merchandising and product exposure, reduce shrinkage and reduce costs by eliminating the need for sales associates to apply security tags and labels to merchandise. Currently more than 500 vendors in the U.S. and more than 1,400 worldwide participate in source tagging with the Company's Ultra-Max and electromagnetic based labels. The Company estimates that in fiscal 1997, these suppliers provided U.S. and international retailers with more than 430 million source tagged labels. The increased utilization of source tagging is expected to result in increased label sales and/or royalty income as well as increased system sales.


       Licensing Label Production. The Company has entered into license agreements with leading label producing companies, such as Avery Dennison (in May 1997) and Wallace Computer Systems (in February 1997), to manufacture the Company's Ultra-Strip labels. The Company believes that its licensing programs will allow it to gain efficiencies in label manufacturing, distribution and application for source tagging that are expected to reduce the overall cost of source tagging programs to retailers and suppliers as well as reduce the Company's capital investment in label manufacturing. These programs are expected to result in a broader distribution of Ultra-Strip labels and, therefore, facilitate the growth of Ultra-Max technology, as well as allow Sensormatic to focus on systems and security solutions. Royalty fees to be paid based on sales generated by the licensees will provide recurring revenue to the Company.


       Commercial/Industrial Markets. Through C/I Worldwide the Company intends to further expand into commercial/industrial markets. C/I Worldwide sales personnel partner with dealers and distributors to target major national and global customers and offer complete integrated security solutions. As part of the Company's strategy to highlight its expansion into commercial/industrial markets, Sensormatic was the official electronic security supplier to the 1996 Olympic Games in Atlanta, the first official electronic security supplier in Olympic history. A stated goal of the Olympic Committee for the 1996 Games was to stage the "most secure games ever", and Sensormatic was designated the official electronic security sponsor to the 1996 Games. Like other sponsors of this event, Sensormatic paid a sponsorship fee, which included providing equipment for the 1996 games. This sponsorship contributed to improving worldwide brand recognition and highlighted the Company's capabilities in commercial and industrial applications.

         Integrated Security Solutions. The Company is focusing its efforts on the further development of integrated security solutions for retail and commercial/industrial users and has formed the ISS Division to coordinate and monitor the engineering, manufacturing and quality control efforts of CCTV, access control and ITT systems. The Company has greatly expanded its product group beyond retail only products, with its CCTV and access control product lines. A key example is Intellex, the first "intelligent" CCTV display, record and analysis system on the market. Additionally, ITT systems, which utilize smart tags that combine the benefits of conventional EAS tags with the intelligence capabilities of RFID technology, are key development projects for Sensormatic. The Company also has working relationships with other companies developing RFID technologies, such as Texas Instruments and Micron Communications, as part of its efforts to develop and/or market effective and commercially feasible RFID products.


SALES AND SERVICE ORGANIZATION AND DISTRIBUTION

       At February 28, 1998, the Company employed approximately 2,140 sales and customer engineering personnel worldwide to market and service its products directly to retail and commercial/industrial customers. In addition, the Company's products are marketed and serviced by a large network of sales and customer engineering personnel employed by dealers and distributors throughout the world. Sales and service personnel are directed from offices located throughout the U.S. and in more than 80 countries worldwide. The Company believes that a major factor in its success has been its extensive and experienced sales and service organization.

       The Company has organized its sales force into specialized sales groups to market its systems to specific customer groups. For example, in addition to the C/I Worldwide business unit and the Global Source Tagging Division, retail specialized sales groups have been created to target the supermarket industry and key soft goods retailers in the U.S. Similar specialized sales groups, concentrating on self-service stores and hypermarkets, have been formed in Europe. The Company will continue to specialize its sales force and believes such specialization will accelerate its success in marketing to targeted user groups and provide improved customer service. Approximately 400 personnel employed in the U.S. commercial/industrial direct sales and service business were transferred to the purchaser of such operations in September 1997. C/I Worldwide will retain a smaller sales force which will partner with dealers and distributors to promote the Company's products and engage in national marketing.

BACKLOG

       As of March 31, 1998 and March 31, 1997, the Company had a backlog of orders of $40.6 million and $85.6 million, respectively. Backlog includes only expected revenues from firm orders which are expected to be installed or delivered within one year. The March 31, 1997 backlog includes orders of $15.3 million for the U.S. commercial/industrial direct sales and installation business which was sold in September 1997. Backlog at any time is not necessarily indicative of the level of business to be expected in the ensuing period.

SEASONAL ASPECT OF THE BUSINESS

       Although the business of the Company is not necessarily seasonal, it has been the Company's experience, with respect to its retail customers, that new orders and installations generally decrease during the December through February period. The Company believes this is attributable to the preoccupation of retail store management with the holiday selling season and year-end inventory analysis during this period. Additionally, the traditional European vacation period during the months of July and August results in a general decline of new orders and installations during this period.

PATENTS AND RELATED RIGHTS

       The Company owns or is the exclusive licensee of more than 200 active patents issued by the U.S. Patent and Trademark Office (as well as corresponding foreign patents). These patents cover a variety of inventions and features, including the Company's acousto-magnetic (Ultra-Max), electromagnetic, microwave, swept-RF systems and CCTV systems. The Company has 81 patent applications pending in the U.S. for various other inventions relating to its products. Patents corresponding to many of the U.S. patents have been issued or are pending in various foreign countries. There can be no assurance that any patents will be issued to the Company on any of its pending applications. The Company is also a non-exclusive licensee under certain patents issued in the U.S. and various foreign countries relating to the manufacture, use and sale of certain labels for use with its electromagnetic systems.

       The Company does not make any representation as to the scope, validity or value of any patents which have been or may be issued or licensed to it or as to the possible infringement by its products on patents owned by others.

       Although the Company's patent program is important, the Company believes that because of its technical knowledge and experience, the abilities of its established and experienced sales and service organization and its leadership position in its industry, it is not dependent upon patent protection to maintain its leadership in the electronic security industry.

MANUFACTURING

       The Company's major production facilities are located in Puerto Rico, Florida and Ireland. The Company also has a manufacturing facility in Brazil. Approximately 60% of the Company's production takes place in its Puerto Rico facility, which accounts for approximately 70% of the manufacturing personnel. In fiscal 1995 the Company began manufacturing operations in an 80,000 square foot leased facility located in Cork, Ireland. This facility allows the Company to manufacture a wide range of products closer to its large European customer base. Utilization of this facility has increased substantially since its startup and is expected to continue to increase in the future.


       The Company's strategy is to maintain critical manufacturing processes in-house and to form alliances with independent manufacturing partners to produce certain products and components at the lowest possible cost. This in-house capability, combined with such alliances, provides control over costs, quality and responsiveness to the demands of the market which results in a distinct competitive advantage. Independent suppliers provide various component products and materials used to manufacture the Company's products, and also manufacture certain component parts and label products to the Company's specifications. Certain magnetic materials used in the manufacture of Ultra-Max labels and tags are currently purchased from one or two suppliers. While there are potential alternative sources of supply of such materials, the loss or disruption of one or both of such existing suppliers could result in increased costs or product shortages or otherwise materially adversely affect the Company's business. The Company is seeking to develop additional sources of supply for such materials. A core supplier base of approximately 100 major international suppliers has been established worldwide to maintain a reliable flow of quality materials at the lowest possible cost.


       The Company has improved, and expects to continue to improve, its production efficiencies and cost structures through new processes, increased automation and improved product designs. Such improvements, particularly to increase capacity and lower product costs of EAS products, have required additional capital investment for new production equipment.

COMPETITION

       The electronic security industry continues to be highly competitive. There are many alternatives available to protect people and assets, in addition to the use of EAS, CCTV and access control systems. These alternatives include, among other things, guards and private detective services, mirrors, burglar alarms and other magnetic and electronic devices, and services combining some or all of the above elements. To the Company's knowledge, there are several other companies that market EAS equipment to retail stores directly or through distributors, such as Sentry Technology Corporation in the U.S., Checkpoint Systems, Inc. in the U.S., Europe, Latin America and Asia, and Esselte Meto and Nedap B.V. in Europe, all of which are principal competitors of the Company. With respect to CCTV system components, there are numerous companies, including Philips, Panasonic and Pelco, that market directly or through distributors such equipment to both retail and non-retail customers. There are many competing companies in the sale of access control systems, including CardKey Inc., Westinghouse Electronic Corporation, Northern Computers Inc. and Casi-Rusco Inc.

       The Company competes in marketing its systems and products principally on the basis of product performance, multiple technologies, service and price. There can be no assurance that other firms with greater financial and other resources may not enter into direct competition, or expand the scope of their existing competition, with the Company, nor that new technologies will not be developed and introduced into the market place, which could adversely affect the Company's business.

PRODUCT RESEARCH, DEVELOPMENT AND ENGINEERING

       The Company has increased its research, development and engineering expenditures during the past decade. The increase in these activities has resulted in the continued broadening of the systems and technology offered by the Company, resulting in the expansion of the applications and customer base for the Company's systems. New product development in all product categories continues to be a high priority for the Company.

       The Company has strengthened its research, development and engineering activities by increasing its investment in sophisticated engineering equipment, expanding key consulting relationships throughout the world and substantially increasing its professional engineering staff, with particular emphasis on magnetic materials research, digital signal processing and certain application software development skills. Several of the Company's EAS systems depend on the use of magnetic materials. Software is another major element in the Company's new product designs and manufacturing processes. At February 28, 1998, the Company employed a staff of 195 engineering professionals, including 73 with advanced Masters and Ph.D. degrees.

       In fiscal 1997, 1996 and 1995, the Company incurred approximately $24.5 million, $27.7 million and $22.7 million, respectively, and in the nine month periods ended March 31, 1998 and 1997, the Company incurred approximately $20.0 million and $17.5 million, respectively, for research, development and engineering costs. The reduced level of spending in fiscal 1997 was the result of planned consolidations and product rationalizations.

GOVERNMENTAL REGULATION

       The sale and use of the Company's products are subject to regulation by governmental authorities having jurisdiction over the sale and use of electronic and communication equipment (i.e., the U.S. Federal Communications Commission and like authorities in other countries) or health and safety standards (e.g., the U.S. Department of Health and Human Services). Such systems are in compliance with currently applicable requirements and standards under the regulations of government authorities in the U.S., in countries in which the Company markets such products directly or through its subsidiaries and in many other countries. In particular, EMF emissions from the Company's EAS systems are within the levels permitted by the current U.S. safety standards applicable to such equipment. Although there can be no assurance that rules or regulations establishing more restrictive standards will not be adopted in the U.S., the Company believes that the EMF levels generated by its EAS systems will remain within any such new safety standards which may be established. In addition, in view of the Company's high level of business activity in the EU, the Company actively participates in the development of evolving technical standards issued by CENELEC and ETSI. As of January 1, 1996 new standards were required to be met to apply the CE Mark to market products in the EU, and the Company certified its products to the CE Mark requirements. Meeting CE Mark requirements includes meeting standards established by CENELEC, ETSI and other standard-setting organizations. Such standard-setting organizations are continually considering the establishment of new standards and reconsidering existing standards, including health and safety standards. There can be no assurance that adverse changes or amendments to existing regulations or standards, or new adverse regulations or standards, will not be adopted, or that all products of the Company subject to regulations or standards will meet the requirements of all such regulations and standards in all countries in which the Company desires its products to be marketed.

       The FDA has been conducting studies into the effects of various devices such as airport metal detectors, store security systems and some cellular telephones on implantable medical devices. The Company is also aware of studies as to whether any hazards are posed to wearers of implantable medical devices by a number of devices, including EAS systems. While the Company believes there to be substantial evidence that no health hazard is posed by the interactions between the Company's EAS systems and such medical devices, and has presented such evidence to the FDA, and offers such evidence to persons conducting such studies, there can be no assurance that one or more of such studies will not result in the publication of an adverse report, the recommendation of precautionary measures and/or the adoption of regulations which could adversely affect the Company.

EMPLOYEES

       As of March 31, 1998, the Company employed approximately 5,800 persons worldwide. The Company has announced plans to reduce its workforce by approximately 1,200 employees in connection with the divestiture of non-core businesses and cost-reduction plans. As of March 31, 1998, the work force has been reduced by more than 700 employees from June 30, 1997 levels pursuant to such plans, with a major portion of such reduction resulting from the sale of the U.S. commercial/industrial sales and installation business. The Company also uses temporary staff, particularly in manufacturing areas, to balance workload during peak periods.

PROPERTIES

       Domestically, the Company owns or leases facilities in Florida, Puerto Rico, California, Massachusetts and New York for executive, marketing, product development, manufacturing and warehousing activities. The Company also leases space in various locations throughout the U.S. for sales and customer engineering offices and warehouse space in order to most effectively serve its customers.

       The Company's international subsidiaries own or lease office and warehouse space for their operations. The principal facilities are located in Argentina, Australia, Belgium, Brazil, Canada, France, Germany, Ireland, Italy, Mexico, The Netherlands, Singapore, Spain, Sweden and the U.K.

       Previously, the Company maintained its corporate headquarters, primary U.S. operations and research and development activities in Deerfield Beach, Florida, where the Company owned three buildings. During fiscal 1996 and 1997, the Company relocated its corporate headquarters, U.S. operations, research and development activities and U.S. repair center operations from its Deerfield Beach facilities to Boca Raton, Florida, where it currently owns two buildings. As of May 15, 1998, all of the Deerfield Beach facilities have been sold.

       The Company considers its key properties identified above as suitable to its business and, in general, adequate for its current and near-term needs. All such properties are fully utilized, except as discussed above.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL


       The terms of the Preferred Stock are set forth in the Certificate of Designations (the "Certificate of Designations") which has been filed with the Secretary of State of the State of Delaware as required by the Delaware General Corporation Law (the "DGCL"). The following summarizes all material provisions of the Certificate of Designations and the Registration Rights Agreement, but it does not summarize all of the provisions of such documents, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part and copies of which are available from the Company upon request. See "Available Information".


       The Company is authorized to issue 10,000,000 shares of preferred stock, $.01 par value per share, of which 690,000 shares are outstanding on the date of this Prospectus. The Restated Certificate of Incorporation of the Company (the

"Restated Certificate of Incorporation") authorizes the Board of Directors, without stockholder approval, to issue classes of preferred stock from time to time in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. The Board of Directors has adopted resolutions creating a maximum of 690,000 shares of Preferred Stock pursuant to the Certificate of Designations. All of such shares are issued and outstanding and fully paid and non-assessable, and the holders thereof do not have any subscription or preemptive rights related thereto. BankBoston, N.A. is transfer agent and registrar (the "Transfer Agent") for the Preferred Stock.

       BankBoston, N.A. is also Depositary Agent for the Depositary Shares. The Company does not expect that there will be any public trading market for the Preferred Stock except as represented by the Depositary Shares. See "Description of Depositary Shares."

RANKING

       The Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the date of this Prospectus by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Company established after the date of this Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The Preferred Stock is subject to the issuance of series of Junior Securities, Parity Securities or Senior Securities, provided that the Company may not issue any new class of Parity Securities or Senior Securities without the approval of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class.

       In addition, the Preferred Stock ranks junior in right of payment to all indebtedness and other obligations of the Company. See "Risk Factors -- Subordination of the Preferred Stock".

DIVIDENDS

       Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Preferred Stock at a rate per annum equal to 6 1/2% of the liquidation preference per share of Preferred Stock, payable quarterly. All dividends will be cumulative, whether or not earned or declared, on a daily basis from April 13, 1998, the date of issuance of the Preferred Stock, and will be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, commencing on July 1, 1998 (each, a "Dividend Payment Date").

       Dividends will be payable to holders of record of the Preferred Stock on the stock register of the Company on the record date for such purpose fixed by the Board of Directors of the Company, which shall not be less than 10 nor more than 60 days preceding the Dividend Payment Date. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month.

       Dividends will be payable (i) in cash, (ii) by delivery of shares of Common Stock to holders (based upon 95% of the Average Stock Price (as defined below)) or (iii) through any combination of the foregoing. The Company intends to pay dividends in shares of Common Stock on each Dividend Payment Date to the extent that it is unable to pay dividends in cash. If the dividends are paid in shares of Common Stock, the number of shares of Common Stock to be issued on each

Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of Preferred Stock by 95% of the average of the high and low sales prices of the Common Stock as reported by the NYSE, or any national securities exchange upon which the Common Stock is then listed, for each of the ten consecutive trading days immediately preceding the fifth business day preceding the record date related to such Dividend Payment Date (the "Average Stock Price"). The Transfer Agent is authorized and directed in the Certificate of Designations to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders in proportion to their respective interests therein. The Company will pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions.

       Except as set forth in the following sentence, no dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid or declared and a sufficient sum set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Preferred Stock.

       Certain of the Company's current financial agreements contain, and future financial agreements or other agreements relating to indebtedness, Senior Securities or Parity Securities to which the Company becomes a party may contain, restrictions on the ability of the Company to pay dividends on the Preferred Stock. See "Risk Factors -- Restrictions on the Company's Ability to Pay Cash Dividends."

OPTIONAL REDEMPTION

       The Preferred Stock will be redeemable for cash on or after April 4, 2001, at the option of the Company, in whole or from time to time in part, at the redemption prices set forth herein, together with all accumulated and unpaid dividends (including an amount in cash or shares of Common Stock equal to a prorated dividend for the period from the dividend payment immediately prior to the redemption date to the redemption date) and Liquidated Damages, if any, to the redemption date. The redemption prices (expressed as percentages of liquidation preference) are as follows for shares of Preferred Stock redeemed during the twelve-month period beginning on April 4 of the years indicated:

YEAR                                         Percentage
2001..................................        103.71%
2002..................................        102.79%
2003..................................        101.86%
2004..................................        100.93%
2005 and thereafter...................        100.00%

       No optional redemption may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid in cash or Common Stock. In the event of partial redemptions of Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company.

CONVERSION RIGHTS

       Each share of Preferred Stock will be convertible at any time on or after July 13, 1998, at the option of the holder thereof, into Common Stock of the Company, at a conversion rate equal to $250.00 (the liquidation preference per share of Preferred Stock) divided by the conversion price, except that the right to convert shares of Preferred Stock called for redemption will terminate at the close of business on the business day preceding the redemption date and will be lost if not exercised prior to that time, unless the Company defaults in making the payment due upon redemption.

       The initial conversion price is $19.52 per share of Common Stock. The conversion price will be subject to adjustment in certain events, including: (i) the payment of dividends (and other distributions) in Common Stock on any class of capital stock of the Company, other than the payment of dividends in Common Stock on the Preferred Stock; (ii) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock at less than the current market price (determined as provided in the Certificate of Designations); (iii) subdivisions, combinations and reclassifications of Common Stock; and (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of any class of capital stock, cash or other assets (including securities, but excluding those dividends, rights, warrants, options and distributions referred to above and dividends and distributions paid in cash out of the retained earnings of the Company, unless the sum of all such cash dividends and distributions made and the amount of cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries, in each case within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the product of the then current market price of the Common Stock times the aggregate number of shares of Common Stock outstanding on the record date for such dividend or distribution).

       No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted. Notwithstanding the foregoing, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Common Stock. In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock.

       In the case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, each share of Preferred Stock then outstanding would become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares).

       No fractional shares of Common Stock will be issued upon conversion; in lieu thereof, the Company will pay a cash adjustment based upon the then-current market price of the Common Stock.

       The holder of record of a share of Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Preferred Stock will be entitled to receive such dividends with respect to such share of Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date. A share of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock or a combination thereof, depending on the method of payment that the Company has chosen to pay the dividend, in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date. No payment or adjustment will be made upon conversion of shares of Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

SPECIAL CONVERSION RIGHTS UPON A CHANGE OF CONTROL

       Upon the occurrence of a Change of Control, as defined below, each holder of shares of Preferred Stock will have the option, during the period commencing on the date that the applicable Change of Control Notice (as defined below) is mailed to holders of the Preferred Stock and ending at the close of business on the 45th day thereafter (the "Special Conversion Date"), to convert all, but not less than all, of such holder's shares of Preferred Stock into Common Stock at a conversion rate equal to $250.00 (the liquidation preference per share of Preferred Stock) divided by the Special Conversion Price (as defined below).

       A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company, unless (i) the closing price per share of Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the conversion price of the Preferred Stock in effect on each such trading day or (ii) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to this clause (c) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto); or (d) the first day on which more than one-third of the members of the Board of Directors of the Company (excluding any directors elected by the holders of the Preferred Stock following a Voting Rights Triggering Event) are not Continuing Directors (as defined herein).

       "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or (b) was nominated for election to the Board of Directors with the approval of at least two thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election, but in any event excluding any directors elected by the holders of the Preferred Stock following a Voting Rights Triggering Event.

       "Special Conversion Price" means the higher of (a) the Market Value of the Common Stock and (b) $10.67 per share (which is equal to 66 2/3% of the last reported sale price of the Common Stock on April 6, 1998, the date of the Offering Memorandum with respect to the April 13, 1998 Offering), which amount, in the case of this clause (b), shall be adjusted each time that the conversion price is adjusted so that the ratio of such amount (as so adjusted) to the conversion price (as so adjusted) equals the ratio of $10.67 to the initial conversion price.

       "Market Value", with respect to the Common Stock, means the average of the Closing Prices (as defined herein) of the Common Stock for the five trading days ending on the last trading day preceding the date of occurrence of the Change of Control.

       "Closing Price", with respect to the Common Stock on any trading day, means the last reported regular-way sale price of the Common Stock on the NYSE, or if the Common Stock is not then listed on the NYSE, the last reported regular-way sale price of the Common Stock on the principal stock exchange or market of the Nasdaq Stock Market on which the Common Stock is then listed or traded, or if the Common Stock is not then listed or traded on any such stock exchange or market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Company for that purpose.

       Within 15 days after a Change of Control, the Company will mail to each holder of shares of the Preferred Stock a notice (a "Change of Control Notice") setting forth the details of the Change of Control and the special conversion rights occasioned thereby, together with all information required by federal and state securities laws to permit such holder to determine whether or not to convert such holder's shares of Preferred Stock. Exercise by a holder of such holder's special conversion right following a Change of Control is irrevocable, except that a holder may withdraw its election to exercise such holder's special conversion right at any time prior to the close of business on the Special Conversion Date by delivering a written or facsimile transmission notice to the Transfer Agent at the address or facsimile number specified in the Change of Control Notice. Such notice, to be effective, must be received by the Transfer Agent prior to the close of business on the Special Conversion Date. All shares of Preferred Stock tendered for conversion pursuant to holders' special conversion rights as described herein and not withdrawn will be converted at the close of business on the Special Conversion Date.

       Except as described herein, the Certificate of Designations does not provide the holders of the Preferred Stock with any special protection in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the Preferred Stock or the Common Stock, but that would not constitute a Change of Control.

LIQUIDATION PREFERENCE

       Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, $250.00 per share, plus an amount in cash equal to accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any payments are made or assets are distributed on any Junior Securities, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends and Liquidated Damages to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

       The Certificate of Designations for the Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Preferred Stock although such liquidation preference will be substantially in excess of the par value of such shares of Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the Preferred Stock will exceed the par value and there will be no remedies available to holders of the Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Preferred Stock and its par value.

VOTING RIGHTS

       Holders of the Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designations. The Certificate of Designations provides, however, that if dividends on the Preferred Stock are in arrears and unpaid for six quarterly periods (whether or not consecutive) (a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding shares of Preferred Stock, voting separately as a class, to elect two directors. Such voting rights will continue until such time as all dividends and Liquidated Damages, if any, in arrears on the Preferred Stock are paid in full and the Company has paid dividends in full on the two consecutive Dividend Payment Dates following the payment of such arrearage. In addition, the Certificate of Designations provides that, except as stated above under "-- Ranking", the Company will not authorize any class of Senior Securities or Parity Securities without the approval of holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designations also provides that the Company may not amend the

Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of the Preferred Stock or authorize the issuance of any additional shares of Preferred Stock, Parity Securities or Senior Securities without the approval of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designations also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

MERGER, CONSOLIDATION AND SALE OF ASSETS

       Without the vote or consent of the holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (a) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (b) if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction; and (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing; provided, however, that the foregoing shall not be applicable to any transaction that constitutes a Change of Control.

COVENANT TO REPORT

       Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company has agreed to file with the Commission such information, documents and reports as a public company is required to file, or as is required as a condition to the availability of Rule 144 under the Securities Act or the use of registration statements on Forms S-2 and S-3. The Company is required to furnish to the holders of Preferred Stock such notices, information and data as the Company provides to the holders of the Common Stock and such other information as such holders may reasonably request. In addition, the Company will furnish to the holders of the Preferred Stock, prospective purchasers of shares of Preferred Stock and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

       Pursuant to the Registration Rights Agreement, the Company agreed to file the Shelf Registration Statement covering resales of Transfer Restricted Securities (as defined below) by holders thereof (who satisfied certain conditions relating to the provision of information to the registrant) on or prior to 60 days after the consummation of the offering of Preferred Stock (and the related Depositary Shares), and to use its reasonable best efforts to cause the Shelf Registration Statement to become effective on or prior to 120 days after such consummation date.

       "Transfer Restricted Securities" for this purpose, means each Depositary Share, each share of 6 1/2 Convertible Preferred Stock and each Common Share (including Dividend Shares and Liquidated Damages Shares) until (a) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (b) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

       The Registration Statement of which this Prospectus forms a part constitutes the Shelf Registration Statement. The Company is obligated to use its best efforts to maintain the effectiveness of the Shelf Registration Statement for a period ending on the earlier of (i) the date when there are no longer any Transfer Restricted Securities included in the Shelf Registration Statement, or (ii) the second anniversary of the effectiveness of the Shelf Registration Statement, provided, that the Company will have the option of suspending the effectiveness of the Shelf Registration Statement for one period of up to 30 trading days if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have a material adverse effect on the Company. If the Shelf Registration Statement ceases to be effective or usable for a period of ten consecutive trading days or for any 30 trading days in any 180-day period in connection with resales of Transfer Restricted Securities (subject to the Company's option of suspending the effectiveness of the Shelf Registration Statement without becoming obligated to pay Liquidated Damages, as described above) (a "Registration Default"), then the Company will pay to each holder of Transfer Restricted Securities liquidated damages ("Liquidated Damages") at an annual rate of $0.625 per $250 liquidation preference of the Preferred Stock (or $0.0625 per $25.00 liquidation preference of Depositary Shares) constituting Transfer Restricted Securities, which shall accrue from the date of the Registration Default until such Registration Default is cured. All accrued Liquidated Damages will be payable, at the option of the Company, (1) in cash, (2) by delivery of shares of Common Stock, or (3) through any combination of the foregoing. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

                        DESCRIPTION OF DEPOSITARY SHARES

       Each Depositary Share represents a one-tenth interest in a share of Preferred Stock deposited under the Deposit Agreement ("Deposit Agreement"), among the Company, BankBoston, N.A., as depositary agent (the "Depositary Agent"), and the holders from time to time of Depositary Receipts issued thereunder. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled proportionately to all of the rights and preferences of the shares of Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights) contained in the Company's Certificate of Incorporation and the Certificate of Designations and summarized above under "Description of Preferred Stock". The Company does not expect that there will be any public trading market for the Preferred Stock except as represented by the Depositary Shares.

       The Depositary Shares are evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). The following description of Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Deposit Agreement (which contains the form of Depositary Receipt), a copy of which is available from the Company, upon request. See "Available Information".

ISSUANCE OF DEPOSITARY RECEIPTS

       Certificates representing the Preferred Stock were deposited with the Depositary Agent immediately prior to the April 13, 1998 Offering, and the Depositary Agent, executed and delivered the Depositary Receipts to the Company. The Company, in turn, delivered the Depositary Receipts to the Initial Purchasers. Depositary Receipts will be issued evidencing only whole Depositary Shares.

WITHDRAWAL OF PREFERRED STOCK

       Upon surrender of the Depositary Receipts at the corporate trust office of the Depositary Agent, the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office of the number of whole shares of Preferred Stock represented by such Depositary Shares. Owners of Depositary Shares are entitled to receive only whole shares of Preferred Stock on the basis of one share of Preferred Stock for each ten Depositary Shares. In no event will fractional shares of Preferred Stock (or cash in lieu thereof) be distributed by the Depositary Agent. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary Agent will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

       The Company has not applied and does not intend to apply for the listing of the Depositary Shares or the Preferred Stock on any securities exchange or for quotation through the Nasdaq National Market.

CONVERSION AND CALL PROVISION

       Conversion at the Option of Holder. As described under "Description of Preferred Stock -- Conversion Rights", the Preferred Stock may be converted, in whole or in part, into shares of Common Stock at the option of the holders of Preferred Stock at any time after July 13, 1998, unless previously redeemed. The Depositary Shares held by any holder may, at the option of such holder, be converted in whole or from time to time in part (but only in lots of ten Depositary Shares or integral multiples thereof), into shares of Common Stock upon the same terms and conditions as the Preferred Stock, except that the number of shares of Common Stock received upon conversion of each Depositary Share will be equal to the number of shares of Common Stock received upon conversion of one share of Preferred Stock divided by ten. To effect such an optional conversion, a holder of Depositary Shares must deliver Depositary Receipts evidencing the Depositary Shares to be converted, together with a written notice of conversion and a proper assignment of the Depositary Receipts to the Company or in blank, to the Depositary Agent or its agent. A Depositary Share surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock or a combination thereof, depending on the method of payment that the Company has chosen to pay the dividend, in an amount equal to the dividend payable with respect to such Depositary Share on such Dividend Payment Date, unless such Depositary Share has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a Depositary Share called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date. Each optional conversion of Depositary Shares shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied.

       If only a portion of the Depositary Shares evidenced by a Depositary Receipt is to be converted, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not converted. No fractional shares of Common Stock will be issued upon conversion of Depositary Shares, and, if such conversion would otherwise result in a fractional share of Common Stock being issued, in lieu thereof, the holders of such Depositary Shares will receive a cash adjustment based upon the then-current market price of the Common Stock.

       After the date fixed for conversion or redemption, the Depositary Shares so converted or called for redemption will no longer be deemed to be outstanding and all rights of the holders of such Depositary Shares will cease, except that the holder of such Depositary Shares shall be entitled to receive any money or other property to which the holders of such Depositary Shares were entitled upon such conversion or redemption, upon surrender to the Depositary Agent of the Depositary Receipt or Receipts evidencing such Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

       The Depositary Agent will distribute all dividends or other distributions in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders. See "Description of Preferred Stock -- Dividends".

       The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary Agent on account of taxes.

RECORD DATE

       Whenever (i) any dividend or other distribution shall become payable, any distribution shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Depositary Agent shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of any election on the part of the Company to call for redemption of any Preferred Stock, the

Depositary Agent shall in each such instance fix a record date (which shall be the same date as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

VOTING OF DEPOSITARY SHARES

       Holders of record of Depositary Shares have no voting rights, except as required by law and as provided in the Certificate of Designations in respect of the Preferred Stock, as described under "Description of Preferred Stock -- Voting Rights".

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

       The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary Agent. However, any amendment that imposes any fees, taxes or other charges payable by holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holder as stated under "Charges of the Depositary Agent"), or that otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been given to the record holders of outstanding Depositary Receipts. Every holder of Depositary Receipts at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended. In no event may any amendment impair the right of any owner of Depositary Shares, subject to the conditions specified in the Deposit Agreement, upon surrender of the Depositary Receipts evidencing such Depositary Shares, to receive Preferred Stock or, upon conversion of the Preferred Stock represented by the Depositary Receipts, to receive shares of Common Stock, and in each case any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

       Whenever so directed by the Company, the Depositary Agent will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days before the date fixed in such notice for such termination. The Depositary Agent may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary Agent shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary Agent thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary Agent will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary Agent may sell the Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary Agent without appointing a successor depositary.

CHARGES OF THE DEPOSITARY AGENT

       The Company will pay all charges of the Depositary Agent, including charges in connection with the initial deposit of the Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock are entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Depositary Receipts, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of the holders of Depositary Receipts or persons depositing Preferred Stock.

GENERAL

       The Depositary Agent will make available for inspection by holders of Depositary Receipts at its corporate trust office all reports and communications from the Company that are delivered to the Depositary Agent and made generally available to the holders of the Preferred Stock.

       Neither the Depositary Agent nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

FORM, DENOMINATION AND REGISTRATION

       Global Shares; Book Entry Form. The Depositary Shares have been issued in the form of one or more global certificates (collectively, the "Global Certificate") which have been deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, record ownership of the Global Certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

       Owners of a beneficial interest in the Global Certificate may hold their interest in the Global Certificate directly through DTC if such holder is a participant in DTC or indirectly through organizations that are participants in DTC (the "Participants"). Persons who are not Participants may beneficially own interests in the Global Certificate held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear though or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of the Global Certificate, Cede & Co. for all purposes will be considered the sole holder of the Global Certificate. Subject to certain conditions, owners of beneficial interests in the Global Certificate are entitled to have Depositary Share certificates registered in their names and to receive physical delivery of certificates in definitive form (the "Definitive Securities").

       Payment of dividends in cash on and any redemption price with respect to the Global Certificate will be made to Cede & Co., the nominee of DTC, as registered owner of the Global Certificate, by wire transfer of immediately available funds on each Dividend Payment Date or redemption date, as applicable. If dividends to be paid on any Dividend Payment Date are paid in shares of Common Stock, payment of such dividends with respect to the Global Certificate will be made to Cede & Co., the nominee of DTC, as registered owner of the Global Certificate, by delivery of one or more certificates representing the shares of Common Stock to be issued to the holder of the Global Certificate on any such Dividend Payment Date. Neither the Company nor the Transfer Agent have or will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

       The Company has been informed by DTC that, with respect to any payment of dividends on, or the redemption price with respect to, the Global Certificate, DTC's practice is to credit Participants' accounts on the payment date therefor, with payments in amounts proportionate to their respective beneficial interests in the Depositary Shares represented by the Global Certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the Depositary Shares represented by the Global Certificate held through such Participants are and will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name".

       Transfers between Participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Certificate to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Depositary Shares represented by the Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

       Neither the Company nor the Transfer Agent have or will have responsibility for the performance of DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Depositary Shares (including, without limitation, the presentation of Depositary Shares for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited, and only in respect of the Depositary Shares represented by the Global Certificate as to which such Participant or Participants has or have given such direction.

       DTC has also advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a security depository, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

       Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificate among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Depositary Shares to be issued in definitive form in exchange for the Global Certificate.

       Certificated Depositary Shares. Investors in the Depositary Shares may request that certificated Depositary Shares be issued in exchange for Depositary Shares represented by a Global Certificate. Furthermore, Definitive Securities may be issued in exchange for Depositary Shares represented by the Global Certificate if no successor depositary is appointed by the Company as set forth above.

       Unless determined otherwise by the Company in accordance with applicable law, Definitive Securities issued upon transfer or exchange of beneficial interests in Depositary Shares represented by the Global Certificate will bear a legend setting forth transfer restrictions under the Securities Act as set forth under "Notice to Investors". Any request for the transfer of Definitive Securities bearing the legend, or for removal of the legend from Definitive Securities, must be accompanied by satisfactory evidence, in the form of an opinion of counsel, that such transfer complies with the Securities Act or that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act, as the case may be.

                          DESCRIPTION OF CAPITAL STOCK

       The following description of the capital stock of the Company is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, as amended.

       The Company's authorized capital stock consists of 125,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

COMMON STOCK

       Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. There are no cumulative voting rights. Unless otherwise required by law, the affirmative vote of a majority of the votes cast is required to authorize stockholder actions, except that a plurality of the votes cast determines the election of directors and the affirmative vote of at least 80% of the voting stock of the Company is required to authorize certain other actions as described below. The Common Stock has no preemptive, conversion, redemption or other similar rights. Upon liquidation of the Company, subject to any preferential liquidation rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock would be entitled to share ratably in the net assets available for distribution to stockholders. Subject to any preferential dividend rights of any outstanding Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor.

       The Company's Board of Directors is classified into three classes of directors, each consisting as nearly as possible of one-third of the total number of directors. The term of office of one of the three classes terminates each year, and each class is elected for a three-year term.

       Under certain circumstances, the holders of at least 80% of the outstanding voting stock of the Company must approve (a) any merger or consolidation with, any disposal of a substantial part of the assets of the Company or any subsidiary to, or any issuance or sale by the Company or a subsidiary of any stock of the Company or a subsidiary to, a beneficial owner of 5% or more of the outstanding voting stock of the Company, unless such transaction is approved by the Board of Directors and a majority of the directors so approving are continuing directors (as defined in the Restated Certificate of Incorporation), (b) any dissolution of the Company, any offer by the Company to purchase its shares, or any reclassification, recapitalization or other transaction designed to decrease the number of holders of shares of the Company's voting stock, if any person or entity is then the beneficial owner of 5% or more of the outstanding voting stock of the Company, unless such action is approved by the Board of Directors and a majority of the directors so approving are continuing directors, (c) any changes in provisions of the Company's Restated Certificate of Incorporation or By-Laws regarding the number, classification, term of office, qualifications, election and removal of directors and the filling of vacancies and newly created directorships, or to the effect that stockholders of the Company may not take action by written consent, or any changes in the provisions of the Company's Restated Certificate of Incorporation regarding the limitation of liability of directors or the indemnification of officers and directors, unless such change is submitted to the stockholders with the unanimous recommendation of the entire Board of Directors, or (d) any amendment to the foregoing supermajority voting requirements, unless such amendment is submitted to the stockholders with the unanimous recommendation of the entire Board of Directors.

       Certain of the foregoing provisions of the Company's Restated Certificate of Incorporation may make more difficult, and therefore discourage, attempts to acquire control of the Company through acquisitions of shares of Common Stock or otherwise, in transactions not approved by the Company's Board of Directors. As a result of these provisions, transactions or proposed transactions which might have the short-term effect of increasing the market price of the Company's common stock may be discouraged, and management of the Company may be able to resist changes which the stockholders might otherwise have the power to impose. The division of the Company's Board of Directors into three classes could discourage third parties from seeking to acquire control of the Board of Directors and could impede proxy contests or other attempts to change the Company's management.

       The transfer agent and registrar for the Common Stock is BankBoston, N.A.

PREFERRED STOCK


       The Board of Directors of the Company is authorized, without further action by the stockholders, to provide for the issuance of shares of Preferred Stock from time to time, in different series, and to fix before issuance the powers, designation, preferences and relative rights of each series, the qualifications, limitations or restrictions thereof, and the number of shares included in each series. There presently are outstanding 690,000 shares of Preferred Stock pursuant to the Certificate of Designations. See "Description of Preferred Stock."


SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

       Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) on or after such date the business combination is approved by the board and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 5% or more of the corporation's voting stock.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR NOTES


       As of May 31, 1998, the Company had an aggregate outstanding principal amount of $135,000,000 of 8.21% Senior Notes due January 30, 2003, issued pursuant to a Note Agreement dated as of January 15, 1993 (as amended, the "1993 Note Agreement"). The Company also had an aggregate outstanding principal amount of $230,000,000 of 7.74% Senior Notes due March 29, 2006, an aggregate outstanding principal amount of $50,000,000 of 7.11% Senior Notes due March 29, 2001, and an aggregate outstanding principal amount of $70,000,000 of 6.99% Senior Notes due March 29, 2000, all of which were issued pursuant to a Note Agreement dated as of March 29, 1996 (as amended, the "1996 Note Agreement"). All of the Senior Notes issued pursuant to the 1993 Note Agreement or the 1996 Note Agreement (collectively, the "Senior Notes") may be prepaid at the option of the Company at 100% of the principal amount, plus interest accrued to the date of prepayment, plus payment of a Make-Whole Amount (as defined therein). Upon the occurrence of a Change of Control Event (as defined therein), the Company is required to offer to prepay the Senior Notes at 100% of the principal amount, plus interest accrued to the date of prepayment, plus payment of 50% of the Make-Whole Amount. In addition, certain asset sales would require the Company to make a ratable prepayment of all of its senior indebtedness, which includes the Senior Notes.


       The Senior Notes are unsecured obligations of the Company ranking pari passu with all of its other unsecured, unsubordinated indebtedness.

       The 1993 Note Agreement restricts the Company's ability to declare or pay cash dividends, purchase or redeem shares of capital stock or make other payments or distributions in respect of its capital stock, including preferred stock, and the Company's ability to make any payment (other than scheduled payments or prepayments) on consolidated subordinated indebtedness (collectively, "Restricted Payments") in excess of an amount determined from time to time primarily by reference to a percentage of cumulative annual net income since January 1, 1993 (giving effect to 50% of net income and 100% of any deficit for each fiscal year), plus net cash proceeds from the issuance of Common Stock. Compliance with this covenant is determined annually based on the Company's fiscal year-end financial statements. At June 30, 1997, the Company had a cumulative net deficit for purposes of the foregoing covenant of approximately $10.7 million, making it unable to pay cash dividends during fiscal 1998. Since the Company has incurred losses (including restructuring and special charges) of $47.5 million in the first nine months of fiscal 1998, it is unlikely that the Company would be able to make any Cash Stock Payments during fiscal 1999. It is therefore likely that the Company would not be able to pay cash dividends on the Preferred Stock until following the preparation of its audited financial statements for fiscal 1999 at the earliest. The 1993 Note Agreement and the 1996 Note Agreement also contain certain financial covenants, including, without limitation, maintenance of a minimum net worth, and a limitation on incurrence of debt based upon an agreed ratio of senior debt to total capitalization and an agreed ratio of total debt to total capitalization. In addition, there are limitations on liens, limitations on mergers and consolidations, and limitations on dispositions of assets.

       If any Event of Default (as defined therein) occurs and is continuing, the holders of at least 33 1/3% of the aggregate principal amount of the Senior Notes then outstanding may declare all of the Senior Notes to be due and payable immediately, and if certain Events of Default relating to bankruptcy occur, the Senior Notes will immediately become due and payable without any action on the part of the Senior Note holders. Accelerated repayments are subject to payment of interest accrued to the date of repayment and, to the extent permitted by law, the Make-Whole Amount.

REVOLVING CREDIT FACILITY


       The Company is a party to a $250,000,000 Amended and Restated Multicurrency Revolving Credit Agreement dated as of March 18, 1997 (as amended, the "Revolving Credit Facility") with a syndicate of financial institutions led by BankBoston, N.A., as Agent, and NationsBank, N.A., as Syndication Agent. The Company has the right to cause certain subsidiaries to become party to the Revolving Credit Facility as subsidiary borrowers. Pursuant to the Revolving Credit Facility, the Company and such subsidiaries are permitted to borrow loans in U.S. dollars or in certain other currencies, and/or may cause certain financial institutions to issue letters of credit for the account of the Company or such subsidiary borrowers. Each subsidiary of the Company that is party to the Revolving Credit Facility is liable for extensions of credit made to that subsidiary. The Company is obligated for its own extensions of credit and also has guaranteed all credits extended to the subsidiary borrowers. Certain indemnities for costs and other amounts are the joint and several obligation of all borrowers. As of May 31, 1998, there were no amounts outstanding under the Revolving Credit Facility. The Revolving Credit Facility terminates on December 10, 1999.


       The credits extended under the Revolving Credit Facility are unsecured obligations of the Company and the subsidiary borrowers, ranking pari passu with all of their other unsecured, unsubordinated indebtedness (including, without limitation, the Senior Notes).

       The interest rate on utilizations of the Revolving Credit Facility, the facility fee and letter of credit fees are subject to adjustment depending on the Company's senior public debt rating with Standard & Poor's Ratings Services or Moody's Investors Services, Inc.

       The Revolving Credit Facility restricts the Company's ability to declare or pay cash dividends, purchase or redeem shares of capital stock or make other payments or distributions in respect of its capital stock, including preferred stock, and the Company's ability to make any payment (other than scheduled payments or prepayments) on consolidated subordinated indebtedness in excess of an amount determined from time to time primarily by reference to a percentage of cumulative net income since January 1, 1993. Under the Revolving Credit Facility, the Company and its subsidiaries also are subject to certain financial covenants, including, without limitation, maintenance of a minimum net worth, an agreed ratio of senior debt to total capitalization, an agreed ratio of total debt to total capitalization and an agreed interest expense coverage ratio. For these purposes, debt, in certain cases, includes allowances for expected losses with respect to the sale, factoring or securitization of leases and other receivables. In addition, there are limitations on the incurrence and maintenance of debt, limitations on liens, limitations on mergers and consolidations, limitations on dispositions of assets (including sale and leaseback transactions), limitations on voluntary prepayments of and amendments to the terms of subordinated debt and the Senior Notes, and certain restrictions on investments.

       If any Event of Default (as defined therein) occurs and is continuing, the lenders holding at least 51% of the outstanding loans or, in certain circumstances, the commitments, have the right to terminate the commitments and accelerate the maturity of outstanding credits, and if certain Events of Default relating to bankruptcy occur, the commitments will immediately terminate and the credits will become due and payable without any action on the part of the lenders. In addition, the Company and the subsidiary borrowers are obligated to offer to terminate the Revolving Credit Facility upon the occurrence of a Change in Control (as defined therein). Finally, certain asset dispositions could give rise to an obligation to make a ratable prepayment of all senior indebtedness, including, without limitation, credits under the Revolving Credit Facility.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following discussion summarizes the material United States federal income tax considerations generally applicable to holders acquiring the Depositary Shares on original issue, but does not purport to be a complete analysis of all potential consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Depositary Shares and Common Stock.

       The discussion assumes that the holders of the Depositary Shares and Common Stock will hold them as "capital assets" within the meaning of Section 1221 of the Code. The discussion is not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Depositary Shares or Common Stock or that any such position would not be sustained.

       The tax treatment of a holder of the Depositary Shares and Common Stock may vary depending on such holder's particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to alternative minimum tax and persons holding Depositary Shares or Common Stock as part of a straddle, hedging or conversion transaction) may be subject to special rules not discussed below. The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Depositary Shares and Common Stock that is a citizen or resident of the United States, or any state thereof, or a corporation or other entity created or organized under the laws of the United States, or any state or political subdivision thereof, or an estate or trust the income of which is subject to United States federal income tax regardless of source or that is otherwise subject to United States federal income tax on a net income basis in respect of the Depositary Shares and Common Stock. The following discussion does not consider all aspects of United States federal income tax that may be relevant to the purchase, ownership and disposition of the Depositary Shares and Common Stock by a holder in light of such holder's personal circumstances. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations. PERSONS CONSIDERING THE PURCHASE OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

INTRODUCTION

       Holders of Depositary Shares will be treated for United States federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares. Accordingly, holders of Depositary Shares will recognize the items of income, gain, loss and deductions that they would recognize if they directly held the Preferred Stock. References in this "Certain Federal Income Tax Consequences" section to holders of Preferred Stock include holders of Depositary Shares, and references to Depositary Shares include Preferred Stock.

DISTRIBUTIONS ON DEPOSITARY SHARES AND COMMON STOCK

       A distribution on the Depositary Shares, whether paid in cash or in shares of Common Stock, or a cash distribution on Common Stock, will be taxable to the holder as ordinary dividend income to the extent that the amount of the distribution (i.e., the amount of cash and/or the fair market value of the Common Stock on the date of distribution) does not exceed the Company's current or accumulated earnings and profits allocable to such distribution (as determined for federal income tax purposes). To the extent that the amount of the distribution exceeds the Company's current or accumulated earnings and profits allocable to such distribution, the distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in the Depositary Shares or Common Stock with respect to which such distribution is made. The amount of any such excess distribution that exceeds the holder's adjusted tax basis in the Depositary Shares or Common Stock will be taxed as capital gain and will be long-term capital gain if the holder's holding period for the Depositary Shares or Common Stock exceeds one year. If the holding period for the Depositary Shares or Common Stock is more than 18 months, a maximum tax rate of 20% will apply to any such capital gain if recognized by a non-corporate holder. A holder's initial tax basis in Common Stock received as a distribution on the Depositary Shares will equal the fair market value of the Common Stock on the date of the distribution. The holding period for the Common Stock will commence on the day following the distribution. There can be no assurance that the Company will have sufficient earnings and profits to cause distributions on the Preferred Stock or Common Stock to be treated as dividends for federal income tax purposes. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of current or accumulated earnings and profits, unless the context indicates otherwise. Preferred Stock Liquidated Damages should be taxed in the same manner as dividend distributions, except that it is possible that Preferred Stock Liquidated Damages might be treated as payment of a fee and hence as ordinary income with respect to which no dividends-received deduction is available.

       Pursuant to certain amendments to Section 305(c) of the Code, the IRS has the authority to promulgate regulations that may treat unpaid cumulative dividends on preferred stock as being constructively paid to the holder in certain circumstances, such as when there is no intention for dividends to be paid currently at the time of issuance of the preferred stock. The IRS has not yet proposed any such regulations.

       Dividends received by corporate holders will generally be eligible for the 70% dividends-received deduction under Section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of the dividends-received deduction, such as restrictions relating to (i) the holding period of the stock on which the dividends are received, (ii) debt-financed portfolio stock, (iii) dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate holders should consult their own tax advisors regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situations. In addition, a corporate holder of Common Stock or (except as provided in the following sentence) Preferred Stock must satisfy a separate forty-six day holding period requirement with respect to each dividend in order to be eligible for the dividends-received deduction with respect to such dividend. Furthermore, a corporate holder of Preferred Stock must satisfy a separate ninety-one day holding period requirement with respect to any dividend attributable to a period of more than 366 days in order to be eligible for the dividends-received deduction with respect to such dividend.

REDEMPTION PREMIUM

       Under certain circumstances, Section 305(c) of the Code requires that any excess of the redemption price of preferred stock over its issue price be treated as constructively distributed on a periodic basis prior to actual receipt. However, the Company believes that a holder of the Depositary Shares should not be required to include any redemption premium in income under Section 305(c).

ADJUSTMENT OF CONVERSION PRICE

       Treasury regulations issued under Section 305 of the Code treat certain adjustments to conversion provisions of stock such as the Preferred Stock as constructive distributions of stock with respect to preferred stock. Such constructive distributions of stock would be taxable to holders of Depositary Shares as described above under the caption "Distributions on Depositary Shares and Common Stock". In general, any adjustment increasing the number of shares of Common Stock into which the Depositary Shares can be converted could constitute a constructive distribution of stock to holders of Depositary Shares unless made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of Depositary Shares. Any adjustment in the conversion price to compensate the holders of Depositary Shares for taxable distributions of cash or property on any of the outstanding Common Stock of the Company may be treated as a constructive distribution of stock to holders of Depositary Shares. The Company is unable to predict whether any such adjustment will be made.

CONVERSION OF PREFERRED STOCK

       No gain or loss will generally be recognized for United States federal income tax purposes on conversion of the Preferred Stock solely into Common Stock. However, if the conversion takes place when there is a dividend arrearage on the Preferred Stock, a portion of the Common Stock received may be treated as a taxable dividend to the extent of such dividend arrearage. Except for any Common Stock treated as payment of a dividend, the tax basis for the Common Stock received upon conversion (including any fractional share deemed received) will be the tax basis of the Preferred Stock converted, and the holding period of the Common Stock received upon conversion (including any fractional share deemed received) will include the holding period of the Preferred Stock converted into such Common Stock. The receipt of cash in lieu of a fractional share upon conversion of Preferred Stock to Common Stock will generally be treated as a sale of such fractional share of Common Stock in which the holder will recognize taxable gain or loss equal to the difference between the amount of cash received and the holder's tax basis in the fractional share redeemed. Such gain or loss will be capital gain or loss and will be long-term if the holder's holding period for the fractional share exceeds one year. If the holding period for the fractional share is more than 18 months, a maximum tax rate of 20% will apply to any such capital gain if recognized by a non-corporate holder.

CONVERSION OF PREFERRED STOCK AFTER DIVIDEND RECORD DATE

       If a holder whose Preferred Stock has not been called for redemption surrenders such Preferred Stock for conversion into shares of Common Stock after a dividend record date for the Preferred Stock but before payment of the dividend, such holder will be required to pay the Company an amount equal to such dividend upon conversion. The holder will likely recognize the dividend payment as ordinary dividend income when it is received and increase the basis of the Common Stock received by the amount paid to the Company.

REDEMPTION, SALE OR EXCHANGE OF PREFERRED STOCK AND SALE OR EXCHANGE OF COMMON STOCK

       A redemption of shares of Preferred Stock for cash will be a taxable event.

       A redemption of shares of Preferred Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of Section 318 of the Code, any stock of the Company other than the Preferred Stock redeemed. If a holder does own, actually or constructively, other stock of the Company, a redemption of Preferred Stock may be treated as a dividend to the extent of the Company's allocable current or accumulated earnings and profits (as determined for United States federal income tax purposes). Such dividend treatment will not be applied if the redemption is "not essentially equivalent to a dividend" with respect to the holder under
Section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For this purpose, a redemption of Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of Common Stock and any stock constructively owned) of a holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.

       If a redemption of the Preferred Stock for cash is treated as a sale or exchange, the redemption will result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the Preferred Stock redeemed, except to the extent that the redemption price includes dividends that have been declared by the Board of Directors of the Company prior to the redemption. Similarly, upon the sale or exchange of the Preferred Stock or

Common Stock (other than in a redemption, on conversion or pursuant to a tax-free exchange), the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the Preferred Stock or Common Stock will be capital gain or loss. This gain or loss will be long-term capital gain or loss if the holder's holding period for the Preferred Stock or Common Stock exceeds one year. If the holding period for the Preferred Stock or Common Stock is more than 18 months, a maximum tax rate of 20% will apply to any such capital gain if recognized by a non-corporate holder.

       If a redemption of Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be the amount of cash received by the holder. The holder's adjusted tax basis in the redeemed Preferred Stock will be transferred to any remaining stock holdings in the Company, subject to reduction or possible gain recognition under Section 1059 of the Code with respect to the nontaxed portion of such dividend. If the holder does not retain any actual stock ownership in the Company (having a stock interest only constructively by attribution), the holder may lose the benefit of the basis in the Preferred Stock.

BACKUP WITHHOLDING

       A holder of Depositary Shares or Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on, or the proceeds of a redemption, sale or exchange of, the Depositary Shares or Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates its exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Depositary Shares or Common Stock who does not provide the Company with the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding would be creditable against the holder's federal income tax liability.

                           THE SELLING SECURITYHOLDERS


The following table sets forth, as of July 17, 1998 certain information regarding the Selling Securityholders' ownership of the Company's Depositary Shares, Preferred Stock and Common Stock. Unless otherwise disclosed in the footnotes to the table, no Selling Securityholder has held any position, office or had any other material relationship with the Company, its predecessors or affiliates during the past three years. All of the Depositary Shares and shares of Preferred Stock are registered in the name of "Cede & Co." on the books of the Company's Transfer Agent. To the knowledge of the Company, except as disclosed in the table below, the Selling Securityholders did not own, or have any rights to acquire, any other Depositary Shares, shares of Preferred Stock or Common Stock as of the date of this Prospectus.



------------------------------------------------------------------------------------------------------------------------------------
                                                     Common Stock                                   Depositary Shares
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Beneficially                                       Beneficially
                                     Beneficially Owned             Owned After      Beneficially Owned                 Owned After
    Name of Selling                    Prior to This     Offered    This Offering      Prior to This         Offered        This
   Securityholder(1)                  Offering(2)(3)     for Sale     (2)(3)           Offering (2)          for Sale    Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     No. of       % of
                                      No. of    % of                               Depositary   Depositary
                                      Shares   Shares                                Shares       Shares
------------------------------------------------------------------------------------------------------------------------------------
Aim Balanced Fund                       4392     *        4392            0            160000     .0167        160000         0
------------------------------------------------------------------------------------------------------------------------------------
Alexandra Global Investment
Fund 1 Ltd.                              905     *         905            0             33000         *         33000         0
------------------------------------------------------------------------------------------------------------------------------------
American Investors Life
Insurance Company, Inc. (5)              823     *         823            0             30000         *         30000         0
------------------------------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage Fund L.P.                     3294     *        3294            0            120000     .0174        120000         0
------------------------------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.           1784     *        1784            0             65000         *         65000         0
------------------------------------------------------------------------------------------------------------------------------------
Associated Electric & Gas
Insurance Services Limited (6)           219     *         219            0              8000         *          8000         0
------------------------------------------------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc. (7)            1098     *        1098            0             96700     .0140         96700         0
------------------------------------------------------------------------------------------------------------------------------------
Black Diamond Ltd. (8)                   541     *         541            0             19725         *         19725         0
------------------------------------------------------------------------------------------------------------------------------------
Black Diamond Partners, L.P.             482     *         482            0             17558         *         17558         0
------------------------------------------------------------------------------------------------------------------------------------
BNP Arbitrage SNC (9)                    278     *         278            0             10000         *         10000         0
------------------------------------------------------------------------------------------------------------------------------------
Boston College Endowment Fund
(10)                                      81     *          81            0              2970         *          2970         0
------------------------------------------------------------------------------------------------------------------------------------
Calamos Convertible Fund (6)            1235     *        1235            0             45000         *         45000         0
------------------------------------------------------------------------------------------------------------------------------------
Carrigaholt Capital (Bermuda)
L.P.                                     960     *         960            0             35000         *         35000         0
------------------------------------------------------------------------------------------------------------------------------------
Champion International
Corporation Master Retirement
Trust (6)                               1056     *        1056            0             38500         *         38500         0
------------------------------------------------------------------------------------------------------------------------------------
(The) Class 1C Company, Ltd.             960     *         960            0             35000         *         35000         0
------------------------------------------------------------------------------------------------------------------------------------
Commonwealth Life Insurance
Company (Teamsters-Camden
Non-Enhanced)                           1372     *        1372            0             50000         *         50000         0
------------------------------------------------------------------------------------------------------------------------------------
Delta Airlines Master Trust (6)         1784     *        1784            0             65000         *         65000         0
------------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG                       37522     *       37522            0           1366800     .1981       1366800         0
------------------------------------------------------------------------------------------------------------------------------------
Double Black Diamond Offshore
LDC (8)                                  228     *         228            0              8318         *          8318         0
------------------------------------------------------------------------------------------------------------------------------------
(The) Dow Chemical Company
Employees' Retirement Plan (6)          1811     *        1811            0             66000         *         66000         0
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                                            6 1/2%  Convertible Preferred Stock
-----------------------------------------------------------------------------------------------------------------
                                                                                                     Beneficially
                                                  Beneficially Owned Prior to                         Owned After
   Name of Selling                                      This Offering              Offered for       This Offering
  Securityholder(1)                                       (2)(4)                       Sale              (2)(4)
-----------------------------------------------------------------------------------------------------------------
                                                    No of.
                                                  Shares of          % of
                                                  Preferred         Preferred
                                                    Stock            Stock
-----------------------------------------------------------------------------------------------------------------

Aim Balanced Fund                                  16000             .0167           16000                0
-----------------------------------------------------------------------------------------------------------------
Alexandra Global Investment
Fund 1 Ltd.                                         3300                 *            3300                0
-----------------------------------------------------------------------------------------------------------------
American Investors Life
Insurance Company, Inc. (5)                         3000                 *            3000                0
-----------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage Fund L.P.                                12000             .0174           12000                0
-----------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P.                       6500                 *            6500                0
-----------------------------------------------------------------------------------------------------------------
Associated Electric & Gas
Insurance Services Limited (6)                       800                 *             800                0
-----------------------------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc. (7)                        9670             .0140            9670                0
-----------------------------------------------------------------------------------------------------------------
Black Diamond Ltd. (8)                            1972.5                 *          1972.5                0
-----------------------------------------------------------------------------------------------------------------
Black Diamond Partners, L.P.                      1755.8                 *          1755.8                0
-----------------------------------------------------------------------------------------------------------------
BNP Arbitrage SNC (9)                               1000                 *            1000                0
-----------------------------------------------------------------------------------------------------------------
Boston College Endowment Fund
(10)                                                 297                 *             297                0
-----------------------------------------------------------------------------------------------------------------
Calamos Convertible Fund (6)                        4500                 *            4500                0
-----------------------------------------------------------------------------------------------------------------
Carrigaholt Capital (Bermuda)
L.P.                                                3500                 *            3500                0
-----------------------------------------------------------------------------------------------------------------
Champion International
Corporation Master Retirement
Trust (6)                                           3850                 *            3850                0
-----------------------------------------------------------------------------------------------------------------
(The) Class 1C Company, Ltd.                        3500                 *            3500                0
-----------------------------------------------------------------------------------------------------------------
Commonwealth Life Insurance
Company (Teamsters-Camden
Non-Enhanced)                                       5000                 *            5000                0
-----------------------------------------------------------------------------------------------------------------
Delta Airlines Master Trust (6)                     6500                 *            6500                0
-----------------------------------------------------------------------------------------------------------------
Deutsche Bank AG                                  136680             .1981          136680                0
-----------------------------------------------------------------------------------------------------------------
Double Black Diamond Offshore
LDC (8)                                            831.8                 *           831.8                0
-----------------------------------------------------------------------------------------------------------------
(The) Dow Chemical Company
Employees' Retirement Plan (6)                      6600                 *            6600                0
-----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                     Common Stock                                   Depositary Shares
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Beneficially                                      Beneficially
                                     Beneficially Owned               Owned After      Beneficially Owned               Owned After
    Name of Selling                    Prior to This      Offered    This Offering        Prior to This      Offered       This
   Securityholder(1)                  Offering(2)(3)      for Sale     (2)(3)             Offering (2)       for Sale   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       No. of      % of
                                      No. of    % of                                Depositary   Depositary
                                      Shares   Shares                                 Shares       Shares
------------------------------------------------------------------------------------------------------------------------------------
Employers' Reinsurance Corp.
(10), (5)                                726      *         726            0           26470          *        26470          0
                                     -----------------------------------------------------------------------------------------------
                                         823      *         823            0           30000          *        30000          0
------------------------------------------------------------------------------------------------------------------------------------
Excelsior Value & Restructuring
Fund                                    6588      *        6588            0          240000      .0348       240000          0
------------------------------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund A-5                                2049      *        2049            0           74650      .0108        74650          0
------------------------------------------------------------------------------------------------------------------------------------
Forest Global Convertible Fund
A-5                                     2090      *        2090            0           76150      .0110        76150          0
------------------------------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund II L.P. Series A-5I                 170      *         170            0            6200          *         6200          0
------------------------------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund II L.P. Series A-5M                 172      *         172            0            6300          *         6300          0
------------------------------------------------------------------------------------------------------------------------------------
(The) Fondren Foundation (6)              71      *          71            0            2600          *         2600          0
------------------------------------------------------------------------------------------------------------------------------------
General Motors Investment
Management Corp. (5)                    5078      *        5078            0          185000      .0268       185000          0
------------------------------------------------------------------------------------------------------------------------------------
Heritage Indemnity Company (11)          823      *         823            0           30000          *        30000          0
------------------------------------------------------------------------------------------------------------------------------------
Highbridge Capital Corp. (8)              36      *          36            0            1333          *         1333          0
------------------------------------------------------------------------------------------------------------------------------------
Highbridge Capital Corporation          3019      *        3019            0          110000      .0159       110000          0
------------------------------------------------------------------------------------------------------------------------------------
HSBC Securities Inc. #410               1921      *        1921            0           70000      .0101        70000          0
------------------------------------------------------------------------------------------------------------------------------------
KA Trading LP                            407      *         407            0           14850          *        14850          0
------------------------------------------------------------------------------------------------------------------------------------
KA Management Ltd.                       827      *         827            0           30150          *        30150          0
------------------------------------------------------------------------------------------------------------------------------------
Kettering Medical Center Funded
Depreciation Account (6)                  82      *          82            0            3000          *         3000          0
------------------------------------------------------------------------------------------------------------------------------------
Lipper Convertibles, L.P.               5627      *        5627            0          205000      .0297       205000          0
------------------------------------------------------------------------------------------------------------------------------------
LLT Limited (12)                         131      *         131            0            4800          *         4800          0
------------------------------------------------------------------------------------------------------------------------------------
McMahan Securities Company, L.P.        1002      *        1002            0           36500          *        36500          0
------------------------------------------------------------------------------------------------------------------------------------
Millennium Trading Co., L.P.            1372      *        1372            0           50000          *        50000          0
------------------------------------------------------------------------------------------------------------------------------------
Modern Wood men of America (13)         1098      *        1098            0           40000          *        40000          0
------------------------------------------------------------------------------------------------------------------------------------
Motors Insurance Corp. (5)               549      *         549            0           20000          *        20000          0
------------------------------------------------------------------------------------------------------------------------------------
Museum of Fine Arts, Boston (10)          88      *          88            0            3230          *         3230          0
------------------------------------------------------------------------------------------------------------------------------------
New Hampshire State Retirement
System (10)                              455      *         455            0           16580          *        16580          0
------------------------------------------------------------------------------------------------------------------------------------
(The) Northwestern Mutual Life
Insurance Company                       2745      *        2745            0          100000      .0145       100000          0
------------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Convertible
Securities Fund-Bond Fund
Series                                  6176      *        6176            0          225000      .0326       225000          0
------------------------------------------------------------------------------------------------------------------------------------
Orrington International Fund Ltd         274      *         274            0           10000          *        10000          0
------------------------------------------------------------------------------------------------------------------------------------
Orrington Investments Limited
Partnership                              411      *         411            0           15000          *        15000          0
------------------------------------------------------------------------------------------------------------------------------------
Pacific Life Insurance Co.              1098      *        1098            0           40000          *        40000          0
------------------------------------------------------------------------------------------------------------------------------------
Paloma Securities L.L.C.               12354      *       12354            0          450000      .0652       450000          0
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                            6 1/2   Convertible Preferred Stock
-----------------------------------------------------------------------------------------------------------------
                                                                                                  Beneficially
                                                Beneficially Owned Prior to                        Owned After
                                                      This Offering               Offered for      This Offering
                                                          (2)(4)                      Sale            (2)(4)
-----------------------------------------------------------------------------------------------------------------
                                                    No of.
                                                  Shares of          % of
                                                  Preferred         Preferred
                                                    Stock            Stock
-----------------------------------------------------------------------------------------------------------------
Employers' Reinsurance Corp.
(10), (5)                                           2647                 *              2647              0
                                                -----------------------------------------------------------------
                                                    3000                 *              3000              0
-----------------------------------------------------------------------------------------------------------------
Excelsior Value & Restructuring                    24000             .0348             24000              0
Fund
-----------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund A-5                                            7465             .0108              7465              0
-----------------------------------------------------------------------------------------------------------------
Forest Global Convertible Fund
A-5                                                 7615             .0110              7615              0
-----------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund II L.P. Series A-5I                             620                 *               620              0
-----------------------------------------------------------------------------------------------------------------
Forest Alternative Strategies
Fund II L.P. Series A-5M                             630                 *               630              0
-----------------------------------------------------------------------------------------------------------------
(The) Fondren Foundation (6)                         260                 *               260              0
-----------------------------------------------------------------------------------------------------------------
General Motors Investment
Management Corp. (5)                               18500             .0268             18500              0
-----------------------------------------------------------------------------------------------------------------
Heritage Indemnity Company (11)                     3000                 *              3000              0
-----------------------------------------------------------------------------------------------------------------
Highbridge Capital Corp. (8)                       133.3                 *             133.3              0
-----------------------------------------------------------------------------------------------------------------
Highbridge Capital Corporation                     11000             .0159             11000              0
-----------------------------------------------------------------------------------------------------------------
HSBC Securities Inc. #410                           7000             .0101              7000              0
-----------------------------------------------------------------------------------------------------------------
KA Trading LP                                       1485                 *              1485              0
-----------------------------------------------------------------------------------------------------------------
KA Management Ltd.                                  3015                 *              3015              0
-----------------------------------------------------------------------------------------------------------------
Kettering Medical Center Funded
Depreciation Account (6)                             300                 *               300              0
-----------------------------------------------------------------------------------------------------------------
Lipper Convertibles, L.P.                          20500             .0297             20500              0
-----------------------------------------------------------------------------------------------------------------
LLT Limited (12)                                     480                 *               480              0
-----------------------------------------------------------------------------------------------------------------
McMahan Securities Company, L.P.                    3650                 *              3650              0
-----------------------------------------------------------------------------------------------------------------
Millennium Trading Co., L.P.                        5000                 *              5000              0
-----------------------------------------------------------------------------------------------------------------
Modern Woodmen of America (13)                      4000                 *              4000              0
-----------------------------------------------------------------------------------------------------------------
Motors Insurance Corp. (5)                          2000                 *              2000              0
-----------------------------------------------------------------------------------------------------------------
Museum of Fine Arts, Boston (10)                     323                 *               323              0
-----------------------------------------------------------------------------------------------------------------
New Hampshire State Retirement
System (10)                                         1658                 *              1658              0
-----------------------------------------------------------------------------------------------------------------
(The) Northwestern Mutual Life
Insurance Company                                  10000             .0145             10000              0
-----------------------------------------------------------------------------------------------------------------
Oppenheimer Convertible
Securities Fund-Bond Fund
Series                                             22500             .0326             22500              0
-----------------------------------------------------------------------------------------------------------------
Orrington International Fund Ltd                    1000                 *              1000              0
-----------------------------------------------------------------------------------------------------------------
Orrington Investments Limited
Partnership                                         1500                 *              1500              0
-----------------------------------------------------------------------------------------------------------------
Pacific Life Insurance Co.                          4000                 *              4000              0
-----------------------------------------------------------------------------------------------------------------
Paloma Securities L.L.C.                           45000             .0652             45000              0
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Common Stock                                   Depositary Shares
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Beneficially                                        Beneficially
                                     Beneficially Owned             Owned After       Beneficially Owned                 Owned After
    Name of Selling                    Prior to This     Offered    This Offering        Prior to This       Offered        This
   Securityholder(1)                  Offering(2)(3)     for Sale      (2)(3)            Offering(2)         for Sale    Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      No. of      % of
                                       No. of    % of                               Depositary   Depositary
                                       Shares   Shares                                Shares       Shares
------------------------------------------------------------------------------------------------------------------------------------
Parker-Hannifin Corporation (10)       111     *            111            0           4070          *          4070            0
------------------------------------------------------------------------------------------------------------------------------------
Port Authority of Allegheny
County Retirement and
Disability Allowance Plan for
the Employees Represented by
Local 85 of the Amalgamated
Transit Union (6)                     1276     *           1276            0          46500          *         46500            0
------------------------------------------------------------------------------------------------------------------------------------
Promutual (10)                         380     *            380            0          13860          *         13860            0
------------------------------------------------------------------------------------------------------------------------------------
Putnam Balanced Retirement Fund
(14)                                   238     *            238            0           8670          *          8670            0
------------------------------------------------------------------------------------------------------------------------------------
Putnam Convertible
Income-Growth Trust (14)              3247     *           3247            0         118300      .0171        118300            0
------------------------------------------------------------------------------------------------------------------------------------
Putnam Convertible
Opportunities and Income Trust
(14)                                   286     *            286            0          10440          *         10440            0
------------------------------------------------------------------------------------------------------------------------------------
R2 Investments, LDC                   2402     *           2402            0          87500      .0127         87500            0
------------------------------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Idaho (5)                            49     *             49            0           1800          *          1800            0
------------------------------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Oregon (5)                           87     *             87            0           3200          *          3200            0
------------------------------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Utah (5)                             30     *             30            0           1100          *          1100            0
------------------------------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Washington (5)                      142     *            142            0           5200          *          5200            0
------------------------------------------------------------------------------------------------------------------------------------
Rhone-Poulenc Rorer Inc.
Pension Plan (10)                      147     *            147            0           5370          *          5370            0
------------------------------------------------------------------------------------------------------------------------------------
RJR Nabisco, Inc. Defined
Benefit Master Trust (6)               796     *            796            0          29000          *         29000            0
------------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Total Return
Fund (5)                               329     *            329            0          12000          *         12000            0
------------------------------------------------------------------------------------------------------------------------------------
Senvest International LLC             1647     *           1647            0          60000          *         60000            0
------------------------------------------------------------------------------------------------------------------------------------
SoundShore Partners L.P.              1372     *           1372            0          50000          *         50000            0
------------------------------------------------------------------------------------------------------------------------------------
SPT (6)                                686     *            686            0          25000          *         25000            0
------------------------------------------------------------------------------------------------------------------------------------
Susquehanna Capital Group              960     *            960            0          35000          *         35000            0
------------------------------------------------------------------------------------------------------------------------------------
UBS A.G., London Branch               2882     *           2882            0         105000      .0152        105000            0
------------------------------------------------------------------------------------------------------------------------------------
Unifi, Inc. Profit Sharing Plan
and Trust (6)                          164     *            164            0           6000          *          6000            0
------------------------------------------------------------------------------------------------------------------------------------
United Food and Commercial
Workers Local 1262 Employers
Pension Fund (6)                       466     *            466            0          17000          *         17000            0
------------------------------------------------------------------------------------------------------------------------------------
University of Rochester (10)            88     *             88            0           3230          *          3230            0
------------------------------------------------------------------------------------------------------------------------------------
Warburg Dillon Read LLC               1081     *           1081            0          39400          *         39400            0
------------------------------------------------------------------------------------------------------------------------------------
Worldwide Transactions Ltd. (8)         84     *             84            0           3066          *          3066            0
------------------------------------------------------------------------------------------------------------------------------------
                  Total             138037               138037                     5086090      73.71%      5086090            0
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                            6 1/2%   Convertible Preferred Stock
------------------------------------------------------------------------------------------------------------------
                                                                                                     Beneficially
                                                  Beneficially Owned Prior to                         Owned After
                                                        This Offering                  Offered for   This Offering
                                                            (2)(4)                         Sale          (2)(4)
------------------------------------------------------------------------------------------------------------------
                                                     No of.
                                                   Shares of            % of
                                                   Preferred          Preferred
                                                     Stock              Stock
-----------------------------------------------------------------------------------------------------------------
Parker-Hannifin Corporation (10)                      407                 *                  407        0
-----------------------------------------------------------------------------------------------------------------
Port Authority of Allegheny
County Retirement and
Disability Allowance Plan for
the Employees Represented by
Local 85 of the Amalgamated
Transit Union (6)                                    4650                 *                 4650        0
-----------------------------------------------------------------------------------------------------------------
Promutual (10)                                       1386                 *                 1386        0
-----------------------------------------------------------------------------------------------------------------
Putnam Balanced Retirement Fund (14)                  867                 *                  867        0
-----------------------------------------------------------------------------------------------------------------
Putnam Convertible
Income-Growth Trust (14)                            11830             .0171                11830        0
-----------------------------------------------------------------------------------------------------------------
Putnam Convertible
Opportunities and Income Trust
(14)                                                 1044                 *                 1044        0
-----------------------------------------------------------------------------------------------------------------
R2 Investments, LDC                                  8750             .0127                 8750        0
-----------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Idaho (5)                                          180                 *                  180        0
-----------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Oregon (5)                                         320                 *                  320        0
-----------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Utah (5)                                           110                 *                  110        0
-----------------------------------------------------------------------------------------------------------------
Regence Blue Cross/Blue Shield
of Washington (5)                                     520                 *                  520        0
-----------------------------------------------------------------------------------------------------------------
Rhone-Poulenc Rorer Inc.
Pension Plan (10)                                     537                 *                  537        0
-----------------------------------------------------------------------------------------------------------------
RJR Nabisco, Inc. Defined
Benefit Master Trust (6)                             2900                 *                 2900        0
-----------------------------------------------------------------------------------------------------------------
Salomon Brothers Total Return
Fund (5)                                             1200                 *                 1200        0
-----------------------------------------------------------------------------------------------------------------
Senvest International LLC                            6000                 *                 6000        0
-----------------------------------------------------------------------------------------------------------------
SoundShore Partners L.P.                             5000                 *                 5000        0
-----------------------------------------------------------------------------------------------------------------
SPT (6)                                              2500                 *                 2500        0
-----------------------------------------------------------------------------------------------------------------
Susquehanna Capital Group                            3500                 *                 3500        0
-----------------------------------------------------------------------------------------------------------------
UBS A.G., London Branch                             10500             .0152                10500        0
-----------------------------------------------------------------------------------------------------------------
Unifi, Inc. Profit Sharing Plan
and Trust (6)                                         600                 *                  600        0
-----------------------------------------------------------------------------------------------------------------
United Food and Commercial
Workers Local 1262 Employers
Pension Fund (6)                                     1700                 *                 1700        0
-----------------------------------------------------------------------------------------------------------------
University of Rochester (10)                          323                 *                  323        0
-----------------------------------------------------------------------------------------------------------------
Warburg Dillon Read LLC                              3940                 *                 3940        0
-----------------------------------------------------------------------------------------------------------------
Worldwide Transactions Ltd. (8)                     306.6                 *                306.6        0
-----------------------------------------------------------------------------------------------------------------
                  Total                            508609             73.71%              508609
-----------------------------------------------------------------------------------------------------------------

* Less than one percent. Based on an aggregate of 76,315,526 shares of Common Stock outstanding on July 16, 1998 (of which 76,126,121 shares are common stock which are not included in the Offering and 189,405 shares are restricted common stock) and 6,900,000 Depositary Shares and 690,000 shares of Preferred Stock outstanding on July 16, 1998.

(1) The names of additional Selling Securityholders may be provided subsequent hereto pursuant to Rule 424(c) under the Securities Act.

(2) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the securities beneficially owned.

(3) Assuming the conversion of all Depositary Shares and/or shares of Preferred Stock.

(4) Assuming the conversion of all Depositary Shares into shares of Preferred Stock on the basis of one share of Preferred Stock for each ten Depositary Shares.

(5) Salomon Brothers Asset Management Inc. acts as discretionary investment adviser with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(6) Calamos Asset Management, Inc. acts as investment manager with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(7) Bear Stearns & Co., Inc. provides investment banking services to the Company and was one of four initial purchasers in a private placement by the Company of the Securities. The Securities held by Bear, Stearns & Co., Inc. were acquired from time to time after the initial placement of the Securities in its capacity as a broker dealer or market maker. Additionally, Bear Stearns & Co., Inc. has acted as financial advisor in connection with the sale of certain businesses of the Company.

(8) Carlson Offshore Advisors, L.P., acts as investment advisor with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(9) Shares of Common Stock listed do not include 50,174 shares of Common Stock which are not included in this Offering.

(10) The Putnam Advisory Company, Inc. acts as investment advisor with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(11) Cramblit & Carney, Inc. acts as investment advisor with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(12) Forest Investment Management L.P. acts as investment advisor with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

(13) Shares of Common Stock listed do not include 55,957 shares of Common Stock which are not included in this Offering.

(14) Putnam Investment Management, Inc. acts as investment advisor with respect to the Selling Securityholder and as such has shared voting and investment power with respect to the Securities owned by the Selling Securityholder.

                              PLAN OF DISTRIBUTION

       The Company will not receive any proceeds from the sale of the Securities or the issuance of the Dividend Shares or Liquidated Damages Shares offered hereby. The Dividend Shares may be issued by the Company from time to time in lieu of or in combination with cash to holders of record of the Preferred Stock, all in accordance with the Certificate of Designations, payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 1998. See "Description of Preferred Stock--Dividends." The Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Securities through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent. The Selling Securityholders and any such brokers, dealers or agents who participate in the distribution of the Securities may be deemed to be "underwriters", and any profits on the sale of the Securities by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Securityholders may be deemed to be underwriters, the Selling Securityholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

       The Securities offered hereby may be sold by the Selling Securityholders from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Securities may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; (e) face-to-face transactions between sellers and purchasers without a broker-dealer; (f) through the writing of options; and (g) other. At any time a particular offer of the Securities is made, a revised Prospectus or Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities. In addition, the Securities covered by this Prospectus may be sold in private transactions or pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

       To the best knowledge of the Company, there are currently no plans, arrangements or understandings between any Selling Securityholders and any broker, dealer, agent or underwriter regarding the sale of the Securities by the Selling Securityholders. There is no assurance that any Selling Securityholder will sell any or all of the Securities offered by it hereunder or that any such Selling Securityholder will not transfer, devise or gift such Securities by other means not described herein.

       The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other such person. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

       Pursuant to the Registration Rights Agreement entered into in connection with the offer and sale of the Depositary Shares by the Company, each of the Company and the applicable Selling Securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company has agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                  LEGAL MATTERS

       Certain legal matters with respect to the validity of the securities offered hereby are being passed upon for the Company by Christy & Viener, New York, New York. Jerome M. LeWine, a partner at Christy & Viener, and a former director of the Company, beneficially owns 6,600 shares of Common Stock of the Company and holds options to purchase 213,500 shares of Common Stock.

                                     EXPERTS

       The consolidated financial statements of Sensormatic appearing in Sensormatic's Annual Report on Form 10-K for the year ended June 30, 1997 (File Number 1-10739), have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SHARES OF PREFERRED STOCK (AND RELATED DEPOSITARY SHARES) AND COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OF PREFERRED STOCK (AND RELATED DEPOSITARY SHARES) OR COMMON STOCK TO ANYONE OR BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-
     LOOKING STATEMENTS..................................................v

AVAILABLE INFORMATION...................................................vi

INCORPORATION OF CERTAIN DOCUMENTS BY
     REFERENCE..........................................................vi

THE COMPANY..............................................................1

SUMMARY OF TERMS OF SECURITIES...........................................1

RISK FACTORS.............................................................4

USE OF PROCEEDS..........................................................9

SELECTED CONSOLIDATED FINANCIAL INFORMATION.............................10

COMPUTATION OF EARNINGS PER SHARE.......................................13

RATIO OF EARNINGS TO FIXED CHARGES......................................14

BUSINESS................................................................14

DESCRIPTION OF PREFERRED STOCK..........................................25

DESCRIPTION OF DEPOSITARY SHARES........................................32

DESCRIPTION OF CAPITAL STOCK............................................37

DESCRIPTION OF CERTAIN INDEBTEDNESS.....................................38

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................40

THE SELLING SECURITYHOLDERS.............................................44

PLAN OF DISTRIBUTION....................................................48

LEGAL MATTERS...........................................................49

EXPERTS.................................................................49

                        ==================================








                             Sensormatic Electronics
                                   Corporation

                           6,900,000 Depositary Shares
                               Each Representing a

                              One-Tenth Interest in
                                   a Share of

                          6 1/2% Convertible Preferred
                                      Stock

                        690,000 Shares of Preferred Stock

                        8,837,090 Shares of Common Stock






                        ----------------------------------

                                   PROSPECTUS

                        ----------------------------------







                                 July   , 1998



                        ==================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The expenses payable by the Company in connection with the offering of the Shares are set forth below. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee and the NYSE listing fee.


   SEC registration fee............................................................   $ 55,339
   Legal fees and expenses.........................................................     40,000
   Accounting fees and expenses....................................................     30,000
   Printing fees and expenses......................................................     10,000
   Miscellaneous...................................................................      4,661
                                                                                      --------
                                           Total...................................   $140,000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company's Certificate of Incorporation provides that the Company will to the fullest extent permitted by the DGCL indemnify all persons whom it may indemnify pursuant thereto. The Company's By-laws contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the DGCL. The DGCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty as directors. The Company has indemnification insurance under with directors and officers are insured against certain liability that may occur in their capacity as such.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following Exhibits are filed as part of this Registration Statement:

EXHIBIT NO.        DESCRIPTION OF EXHIBIT

1.1                Purchase Agreement, dated as of April 6, 1998, among the
                   Company and the Initial Purchasers.

4.1 Registration Rights Agreement, dated as of April 13, 1998, among the Company and the Initial Purchaser.

4.2                Certificate of Designations of Voting Power, Designation
                   Preferences and Relative, Participating, Optional and Other
                   Special Rights and Qualifications, Limitations and
                   Restrictions of 6 1/2% Convertible Preferred Stock of the
                   Company, filed with the Secretary of State of the State of Delaware on April 9, 1998 (incorporated by reference to
                   Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1998, File No. 1-10739).

4.3                Deposit Agreement, dated as of April 13, 1998, between the
                   Company and BankBoston, N.A.

5.1                Opinion of Christy & Viener.

8.1                Opinion of Christy & Viener as to tax matters is contained in
                   Exhibit 5.1 to this Registration Statement.

12.1               Statement Re: Computation of Ratios.

23.1 Consent of Christy & Viener is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

23.2               Consent of Ernst & Young LLP.

24.1 Power of Attorney is set forth on the signature page of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or section 15(d) of the Exchange Act that rate incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that the opinion of the Securities and Exchange Commission such indemnifications is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 17th day of July, 1998.


                                  SENSORMATIC ELECTRONICS CORPORATION

                                  By    /s/ ROBERT A. VANOUREK
                                    -------------------------------------------
                                    Robert A. Vanourek, President and Chief
                                    Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                     Signature                                       Title                              Date

/s/ ROBERT A. VANOUREK                             President and Chief Executive Officer;          July 17, 1998
-------------------------------------------------- Director (Principal executive officer)
Robert A. Vanourek

/s/ GARRETT A. PIERCE*                             Senior Vice President and Chief                 July 17, 1998
-------------------------------------------------- Financial Officer (Principal financial
Garrett A. Pierce                                  officer)



/s/ JEAN M. NELSON*                                Vice President and Treasurer                    July 17, 1998
--------------------------------------------------
Jean M. Nelson

/s/ GREGORY C. THOMPSON*                           Vice President and Controller                   July 17, 1998
-------------------------------------------------- (Principal accounting officer)
Gregory C. Thompson

/s/ RONALD G. ASSAF*                               Chairman of the Board                           July 17, 1998
--------------------------------------------------
Ronald G. Assaf

/s/ THOMAS V. BUFFETT*                             Director                                        July 17, 1998
--------------------------------------------------
Thomas V. Buffett

/s/ TIMOTHY P. HARTMAN*                            Director                                        July 17, 1998
--------------------------------------------------
Timothy P. Hartman

/s/ JAMES E. LINEBERGER*                           Director                                        July 17, 1998
--------------------------------------------------
James E. Lineberger

/s/ J. RICHARD MUNRO*                              Director                                        July 17, 1998
--------------------------------------------------
J. Richard Munro

/s/ JOHN T. RAY, JR.*                              Director                                        July 17, 1998
--------------------------------------------------
John T. Ray, Jr.


/s/ ROBERT A. VANOUREK                                                                             July 17, 1998
--------------------------------------------------
* By Robert A. Vanourek, Attorney-in-Fact

                                INDEX TO EXHIBITS


   EXHIBIT                                                                               PAGE
     NO.                      DESCRIPTION OF EXHIBIT                                      NO.
1.1*     Purchase Agreement, dated as of April 6, 1998, among the Company and the Initial Purchasers.

4.1*     Registration Rights Agreement, dated as of April 13, 1998, among the
         Company and the Initial Purchaser.

4.2* Certificate of Designations of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and
         Qualifications, Limitations and Restrictions of 6 1/2% Convertible
         Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on April 9, 1998 (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the
         Quarter Ended March 31, 1998, File No. 1-10739).

4.3*     Deposit Agreement, dated as of April 13, 1998, between the Company and
         BankBoston, N.A.

5.1      Opinion of Christy & Viener.

8.1      Opinion of Christy & Viener as to tax matters is contained in Exhibit
         5.1 to this Registration Statement.

12.1*    Statement Re: Computation of Ratios.

23.1*    Consent of Christy & Viener is contained in their opinion filed as
         Exhibit 5.1 to this Registration Statement.

23.2     Consent of Ernst & Young LLP.

24.1* Power of Attorney is set forth on the signature page of this Registration Statement.

-------------------------

* Previously Filed